UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section240.14a-12

HURCO COMPANIES, INC.

(Name of Registrant as Specified In Its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

HURCO COMPANIES, INC.

ONE TECHNOLOGY WAY

P.O. BOX 68180

INDIANAPOLIS, INDIANA 46268

(317) 293-5309

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held March 9, 2023

The 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”) of Hurco Companies, Inc. (the “Company”), will be held at our corporate headquarters, at One Technology Way, Indianapolis, Indiana 46268, at 10:00 a.m. Eastern Time on Thursday, March 9, 2023, for the following purposes:

1.	To elect eight directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualify;
2.	To approve, in an advisory (non-binding) “say-on-pay” vote, the compensation paid to our named executive officers;
3.	To solicit an advisory (non-binding) “say-on-frequency” vote on whether future advisory shareholder say- on-pay votes should be solicited every (a) 1 year, (b) 2 years, or (c) 3 years;
4.	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2023; and
5.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors recommends a vote FOR items 1, 2, and 4 and a vote for ANNUAL frequency for item 3. The persons named as proxies will use their discretion to vote on any other matters that may properly arise at the 2023 Annual Meeting.

The foregoing items of business are more fully described in our proxy statement accompanying this notice. Please read our proxy statement carefully.

Please mark, sign, and date the enclosed proxy card and return it in the enclosed return envelope, which requires no postage if mailed in the United States, or vote your shares via the Internet or by telephone as described in the proxy statement and on the proxy card.

Only shareholders of record as of the close of business on the record date of January 13, 2023, are entitled to notice of and to vote at the 2023 Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for approval of one or more of the above matters at the time of the 2023 Annual Meeting, the Company may adjourn the 2023 Annual Meeting to permit further solicitation of proxies.

By order of the Board of Directors,
Jonathon D. Wright, Corporate Secretary

Indianapolis, Indiana
January 23, 2023

YOUR VOTE IS IMPORTANT—Even if you plan to attend the 2023 Annual Meeting, we urge you to mark, sign, and date the enclosed proxy card and return it promptly in the enclosed envelope or to vote your shares via the Internet or by telephone as described on the proxy card.

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting to Be Held on March 9, 2023

In accordance with the rules of the Securities and Exchange Commission, we are advising our shareholders of the availability on the Internet of our proxy materials related to the 2023 Annual Meeting. These rules allow companies to provide access to proxy materials in one of two ways. Because we have elected to utilize the “full set delivery” option, we are delivering to all shareholders paper copies of all of the proxy materials, as well as providing access to those proxy materials on a publicly-accessible website.

This Notice of 2023 Annual Meeting and the corresponding proxy statement, form of proxy card, and our most recent annual report on Form 10-K are available at www.hurco.com/proxymaterials. If you plan to attend the 2023 Annual Meeting in person, you may obtain directions to the meeting site by written request directed to Jonathon D. Wright, Corporate Secretary, Hurco Companies, Inc., One Technology Way, P.O. Box 68180, Indianapolis, Indiana 46268, or by telephone at (317) 293-5309.

Cautionary Note Regarding Forward-Looking Statements

The statements included in this proxy statement regarding future performance and results, expectations, plans, strategies, priorities, commitments, and other statements that are not historical facts are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are based upon current beliefs, expectations, and assumptions and are subject to significant risks, uncertainties, and changes in circumstances that could cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended October 31, 2022. Readers of this proxy statement are cautioned not to place undue reliance on these forward- looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

HURCO COMPANIES, INC.

One Technology Way

P. O. Box 68180

Indianapolis, Indiana 46268
2023 Annual Meeting of Shareholders

March 9, 2023

PROXY STATEMENT

This proxy statement and accompanying proxy are being furnished to the holders of common stock of Hurco Companies, Inc. (the “Company,” “Hurco,” “we,” or “us”) in connection with the solicitation of proxies by the Board of Directors for the Company’s 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”), to be held at 10:00 a.m. Eastern Time on Thursday, March 9, 2023, at our corporate headquarters, at One Technology Way, Indianapolis, Indiana 46268, and any adjournments thereof. This proxy statement and the accompanying form of proxy are being mailed to our shareholders on or about January 23, 2023.

QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING AND VOTING

Who is entitled to vote at the meeting and what are my voting rights?

Shareholders of record as of the close of business on the record date of January 13, 2023, are entitled to vote at the 2023 Annual Meeting or any adjournments thereof. As of that date, there were 6,702,736 shares of our common stock outstanding and entitled to vote at the 2023 Annual Meeting. Holders of our common stock as of the record date are entitled to one vote per share with respect to each matter submitted to a vote of the shareholders. There is no cumulative voting on election of directors or any other matter.

How many shares must be present to hold the meeting?

The presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote at the 2023 Annual Meeting is necessary to constitute a quorum for the transaction of business.

What matters will be voted on at the meeting?

There are four matters to be considered at the meeting, as follows:

1.	Election of eight directors to serve until the 2024 Annual Meeting of Shareholders and until their successors are duly elected and qualify;
2.	An advisory vote to approve the compensation paid to our named executive officers, also referred to as the “say-on-pay” vote;
3.	An advisory vote on the frequency as to which we hold the say-on-pay vote, also known as the “say-on-frequency” vote; and
4.	Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2023.

How are votes counted?

All shares that have been properly voted, and not revoked, will be voted at the meeting in accordance with the instructions of the voting shareholders.

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Brokers are not entitled to exercise discretion to vote shares on any of the matters to be voted on at the meeting other than the ratification of the appointment of the auditor, unless the shareholder gives voting instructions to the broker. Accordingly, if you hold your shares in “street name” and wish your shares to be voted by your broker on the election of directors, the say-on-pay vote, or the say- on-frequency vote, you must give your broker voting instructions.

What vote is required to approve each proposal?

To approve each of the proposals, the following votes are required from the holders of voting shares. Except as set forth below, abstentions and broker non-votes will not count as votes cast on the proposals and will not affect the outcome of the votes.

Proposal		Vote Required
1	Election of directors	The election of director nominees will be determined by a plurality of the shares voting on such election, which means that the director nominees receiving the most FOR votes will be elected up to the maximum number of directors to be elected at the 2023 Annual Meeting.

2	Say-on-pay vote	More votes are cast FOR than AGAINST.

3	Say-on-frequency vote	The say-on-frequency vote will be determined by a plurality of the shares voting on Proposal 3, which means that the FREQUENCY receiving the MOST votes will be our shareholders’ preference for how often we should solicit a say-on-pay vote.

4	Ratification of auditors	More votes are cast FOR than AGAINST.

With respect to the election of directors, although there is a plurality voting standard, our Amended and Restated By-Laws (the “By-Laws”) provide that in an uncontested election, any incumbent director nominee who does not receive more FOR votes than WITHHOLD votes must tender his or her resignation as a director to the Board of Directors (the “Board”), subject to acceptance by the Board. The Nominating and Governance Committee of the Board will consider any resignation tendered under this policy and will recommend to the Board whether to accept or reject it, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, within 90 days following the certification of the shareholder director election, and will promptly issue a press release regarding its decision. If the resignation is not accepted, the director shall continue to serve until the 2024 Annual Meeting of Shareholders and until his or her successor has been elected and qualified, or unless he or she is removed, resigns, dies, or becomes so incapacitated he or she can no longer perform any of his or her duties as a director.

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How can I vote my shares without attending the meeting?

Whether you hold your shares directly as a registered shareholder or beneficially in street name, you may vote without attending the meeting. If you are a shareholder of record, you can vote your shares by granting a proxy via the Internet, over the telephone, or by mailing your signed proxy card. If you hold your shares in street name, your broker, bank, or other nominee will provide you with materials and instructions on voting your shares.

How do I vote my shares at the meeting?

Proof of stock ownership and some form of government-issued, photo identification (such as a valid driver’s license or passport) will be required for admission to the meeting. Only shareholders who owned our common stock as of the close of business on January 13, 2023, are entitled to attend the meeting.

•	If you are a shareholder of record, you must bring some form of government-issued, photo identification to be admitted to the meeting. You may vote your shares in person at the meeting by completing a ballot at the meeting.

•	If your shares are held in street name, you must request a legal proxy from your broker, bank, or other nominee that holds your shares. If you do not obtain a legal proxy from your broker, bank, or other nominee, you will not be entitled to vote your shares at the meeting, but you can still attend the meeting if you bring a recent bank or brokerage statement showing that you owned shares of our common stock on January 13, 2023.

Even if you currently plan to attend the 2023 Annual Meeting, we recommend that you vote by proxy in advance of the meeting, either via the Internet, by telephone, or by mail, so that your vote will be counted if you later decide not to, or cannot, attend the meeting.

What can I do if I change my mind after I submit my proxy?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the meeting by: (1) giving timely written notice of the revocation to our Corporate Secretary, (2) timely submitting a later-dated proxy via the Internet, by telephone, or by mail, or (3) attending the meeting and voting in person.

If your shares are held in street name, you may submit new voting instructions by contacting your broker, bank, or other nominee holder. In the alternative, you may vote at the 2023 Annual Meeting if you have obtained a legal proxy issued by your broker, bank, or other nominee as described above.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

•	FOR the election of the eight nominees as directors.
•	FOR the say-on-pay vote.
•	for ANNUAL frequency on the say-on-frequency vote.
•	FOR the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2023.

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How would my shares be voted if I do not specify how they should be voted?

If you sign and return a proxy card without indicating how you want your shares to be voted, the persons named as proxies will vote your shares as follows:

•	FOR the election of the eight nominees as directors.
•	FOR the say-on-pay vote.
•	for ANNUAL frequency on the say-on-frequency vote.
•	FOR the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2023.

What is the effect of the say-on-pay and say-on-frequency votes?

The say-on-pay and say-on-frequency votes are advisory and not binding on the Company, the Board or the Compensation Committee. We could, if the Board or the Compensation Committee concluded it was in our best interests to do so, choose not to follow or implement the outcome of one or both of the advisory votes. However, as was the case with the results of the say-on-pay and say-on-frequency votes at prior Annual Meetings of Shareholders, we expect that the Compensation Committee and the Board will consider the outcome of the votes when making future compensation decisions for our named executive officers and with respect to the frequency at which future say-on-pay votes will be submitted to our shareholders.

What happens if additional matters are presented at the 2023 Annual Meeting?

We know of no other matters other than the items of business described in this proxy statement that will be presented at the 2023 Annual Meeting. If you grant a proxy, the persons named as proxy holders will have discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Indiana law and our By-Laws.

Who will count the votes?

Our Corporate Secretary will count the votes.

Can I review the list of shareholders entitled to vote at the meeting?

A list of shareholders entitled to vote at the meeting will be available for inspection by shareholders of record at the meeting, and for five business days prior to the meeting between the hours of 9:00 a.m. and 4:30 p.m., Eastern Time, at our offices at One Technology Way, Indianapolis, Indiana 46268. If you would like to view the shareholder list, please contact our Corporate Secretary to schedule an appointment.

Who pays for the cost of proxy preparation and solicitation?

We will pay the cost of preparing, assembling, and mailing this proxy statement and form of proxy. We will also request that banks, brokers, and other holders of record send the proxy materials to, and obtain proxies from, beneficial owners, and will reimburse them for their reasonable expenses in doing so.

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Is this proxy statement the only way that proxies are being solicited?

Our directors, officers, and other employees may also solicit proxies personally by telephone, facsimile, electronic mail, personal contact, or otherwise. They will not be specifically compensated for doing so.

Can I receive future proxy statements and annual reports electronically?

Yes. If you are a shareholder of record, you may request and consent to electronic delivery of future proxy statements, annual reports, and other shareholder communications by following the instructions on the proxy card to vote using the Internet and when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. You may also contact our Transfer Agent, Computershare Investor Services, by calling (781) 575-4223 or toll-free at (800) 368-5948, or by writing regular mail to: Computershare Investor Services, P.O. Box 43006, Providence, RI 02940-3006. If your shares are held beneficially in street name, please contact your bank, broker, or other nominee, and ask about the availability of electronic delivery.

Are you planning on making the proxy materials only available by Internet this year, unless paper copies are requested?

No. Although many public companies mail a notice to their shareholders so they can provide proxy materials through the Internet, we have elected to use the “full set delivery” option and so are providing paper copies of proxy materials to all of our shareholders, unless otherwise previously requested by the shareholder. Our proxy materials and Annual Report on Form 10-K are also available via the Internet at www.hurco.com/proxymaterials. We may decide not to use the “full set delivery” option in the future; however, you will still have the right to request a free set of proxy materials by mail.

Are you planning on making the 2023 Annual Meeting available virtually this year?

Consistent with historical practice, at this time, we plan to host the 2023 Annual Meeting solely in person. However, the health, safety, and well-being of our shareholders, employees, directors, and other attendees is of the utmost importance to us. Therefore, if the continued public health impact of the coronavirus pandemic (“COVID-19”) makes an in-person format unsafe, impractical, or otherwise undesirable, we may choose to modify our plans and, instead, host the meeting in a virtual format only. If we do so, we will file and deliver notice thereof, including instructions to pre-register for, and attend, the virtual meeting, in accordance with all applicable legal requirements.

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PROPOSAL 1. ELECTION OF DIRECTORS

The Board currently consists of eight members. The Board, acting on the recommendation of our Nominating and Governance Committee, has nominated the eight individuals identified below for election as directors. Each of the nominees is currently a director. No fees were paid to any third parties to identify or evaluate potential nominees. Unless authority is specifically withheld, the shares being voted by proxy will be voted in favor of each of these nominees. Each nominee who is elected will serve for a term of one year, which expires at our next Annual Meeting of Shareholders or such later date as his or her successor has been elected and qualified. Proxies cannot be voted for a greater number of persons than eight, which is the number of nominees named in this proxy statement.

If any of these nominees becomes unable to serve, we expect that the persons named in the proxy will exercise their voting power in favor of such other person or persons as the Board may recommend. Each of the nominees has consented to being named in this proxy statement and to serve if elected. The Board knows of no reason why any of the nominees would be unable to serve.

Director Nominees

The names of the persons who are nominees for election and their current positions and offices with Hurco, if any, are set forth below. There are no family relationships among any of our directors or officers.

Nominees	Positions and Offices Held with Hurco
Thomas A. Aaro	Director

Michael Doar	Executive Chairman and Director

Cynthia Dubin	Director

Timothy J. Gardner	Director

Jay C. Longbottom	Director

Richard Porter	Director

Janaki Sivanesan	Director

Gregory S. Volovic	President, Chief Executive Officer, and Director

Thomas A. Aaro, age 65, has been a member of the Board since March 2015. From 2002 to 2017, Mr. Aaro was the founder and Managing Partner of BlueBlack LLC, an independent integrated/shopper marketing agency that provides strategic and promotional consulting, training, and implementation services to consumer-packaged goods (“CPG”) companies, marketing agencies, marketing services, and digital marketing companies. Previously, he served as the Partner/Chief Executive Officer of Marketing Drive-MGR, an integrated promotional marketing agency and as Chief Marketing Officer/Consultant for a number of technology-oriented companies, including Supermarkets Online, a division of Catalina, a CPG internet savings site, and Wavetel, a startup wireless Internet Service Provider in North Carolina.

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Mr. Aaro brings to our Board extensive knowledge of marketing and entrepreneurship. His over 30 years of experience leading marketing strategy for numerous CPG and technology companies and experience as an entrepreneur provides valuable insight to our Board.

Michael Doar, age 67, has been a member of the Board since 2000. Mr. Doar was elected Chairman of the Board and appointed our Chief Executive Officer (“CEO”) in fiscal year 2001, a position he held until March 2021, when he transitioned to the role of Executive Chairman. Mr. Doar also served as our President from November 2009 to March 2013. Prior to joining Hurco, Mr. Doar served as Vice President of Sales and Marketing of Ingersoll Contract Manufacturing Company, a subsidiary of Ingersoll International, an international engineering and machine tool systems business, having previously held various management positions with Ingersoll International from 1989. Mr. Doar also serves as a director of Twin Disc, Incorporated, a manufacturer of marine and heavy duty off- highway power transmission equipment.

Mr. Doar led Hurco for more than 20 years. As our current Executive Chairman and former CEO, Mr. Doar brings to our Board his in-depth knowledge of our business, strategy, people, operations, competition, and financial position.

Cynthia Dubin, age 61, has been a member of the Board since March 2019. Ms. Dubin is an experienced chief financial officer and board director. In February 2019, Ms. Dubin was appointed to the board of the U.K. Competition and Markets Authority (“CMA”) and is currently the Chair of its Nominations Committee and Audit and Risk Assurance Committee. The CMA is a non-ministerial government department in the United Kingdom, responsible for strengthening business competition and preventing and reducing anti-competitive activities. Ms. Dubin served as the CFO of Pivot Power LLP, an emerging leader in power storage and electric vehicle infrastructure in the U.K., from August 2018 to March 2019. Ms. Dubin was also the CFO for JKX Oil & Gas Ltd. from 2011 to 2016 and CFO for Canamens Ltd. from 2006 to 2011. These companies were London Stock Exchange listed and private equity-backed oil and gas exploration and production companies, respectively. Additionally, Ms. Dubin was European CFO for Edison Mission Energy, a builder, owner, and operator of large-scale power generation projects, and started her career as a project finance banker with Irving Trust Company. From 2015 to September 2020, she served on the Board of Directors of Babcock & Wilcox Enterprises, Inc., a New York Stock Exchange-listed global provider of advanced energy and environmental technologies and services for the power and industrial markets with operations, subsidiaries, and joint ventures worldwide. During her service, she served as the Chair of its Audit and Finance Committee and a member of its Governance Committee. From September 2020 through November 2022, Ms. Dubin served as a director for Synthomer plc, a publicly-traded chemicals manufacturer specializing in aqueous polymers, and during such time was also the Chair of its Audit Committee and a member of its Remuneration and Nomination Committees. Since December 2020, Ms. Dubin has also served as a director for ICE Futures Europe, an exchange for futures and options contracts for crude oil, interest rates, equity derivatives, natural gas, power, coal, emissions, and soft commodities, and is currently also the chair of its Audit Committee. Ms. Dubin became a director and Chair of the Audit Committee and member of the Compensation Committee for Franchise Group, Inc. in May 2021. Franchise Group is a holding company for a franchising platform for an increasingly diverse collection of market-leading and emerging brands.

Ms. Dubin brings to our Board thorough knowledge and understanding of complex international corporate finance, mergers and acquisitions, capital markets, and risk management and oversight.

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Timothy J. Gardner, age 67, has been a member of the Board since March 2017. A seasoned leader in industrial and international manufacturing operations, from 2016 to March 2021, Mr. Gardner served as the Managing Director of Akoya Capital, responsible for leading Akoya’s industrial product sector. From 2015 to December 2020, Mr. Gardner also served as a Senior Advisor for Pritzker Private Capital (“Pritzker”) and a board member of LBP Manufacturing, a packaging company acquired by Pritzker. From 2009 to 2014, Mr. Gardner served as the Executive Vice President of Illinois Tool Works (“ITW”) and led ITW’s consumer products segment, a $1.6 billion business focused on packaging and specialty decorating. Between 1997 and 2009, Mr. Gardner held various leadership positions within ITW.

Mr. Gardner brings to our Board extensive leadership experience in industrial and international manufacturing operations, as well as extensive knowledge and experience in finance and acquisitions and divestitures. During his tenure at ITW, Mr. Gardner led ten acquisitions and four divestitures and managed multiple division and group financial controllers.

Jay C. Longbottom, age 69, has been a member of the Board since March 2015. Mr. Longbottom is currently an Operating Partner of the BERKS Group, a privately held investment initiative, a position he has held since 2018. Previously, from 2013 to 2017, Mr. Longbottom was CEO of Robert Family Holdings (“RFH”), a privately-held company that manages a portfolio of specialty manufacturers, was a board member of RFH from 2008 to 2017, and served as RFH’s Audit Committee Chair from 2008 to 2013. For one year prior to his RFH tenure, Mr. Longbottom served as CEO of Trostel, LLC, a rubber products company. Additionally, from 2002 to 2012, Mr. Longbottom was an executive of Haldex AB, a Swedish, publicly-traded, company that provides proprietary and innovative solutions to improve safety, vehicle dynamics, and environmental sustainability in the global commercial vehicle industry. Mr. Longbottom served as the CEO and President of Haldex AB from 2011 to 2012. Prior to 2011, he was the Executive Vice President and Head of the Commercial Vehicle Systems Division and the President of the Hydraulics Division of Haldex Group.

Mr. Longbottom brings to our Board significant knowledge in finance, mergers and acquisitions, and international manufacturing operations. His experience as a CEO of a Swedish, publicly-traded, company is especially relevant to understanding regulations and capital market requirements. Mr. Longbottom also currently serves as a director of two privately-held companies, was a director of RFH for nine years, and has served as a director for a number of international companies.

Richard Porter, age 67, has been a member of the Board since 2012. Mr. Porter has managed a private equity portfolio of manufacturing companies since 2007. Previously, he was President of CB Manufacturing, a cutting tool company, and President of Ingersoll Contract Manufacturing Company, a subsidiary of Ingersoll International.

Mr. Porter brings to our Board extensive experience in the machine tool industry, particularly in product and contract manufacturing. Mr. Porter also has experience serving on the boards of a number of private companies with annual revenues ranging from approximately $40 million to $480 million.

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Janaki Sivanesan, age 51, has been a member of the Board since 2008. Ms. Sivanesan is a practicing attorney and founding principal of a private equity firm focused on middle-market investments. She previously served as a partner at a large, New York law firm. She was admitted to the bars of the States of New York and Georgia in 2007 and 1996, respectively. Since 2020, Ms. Sivanesan has also served as a director of Essential Properties Realty Trust, Inc., a publicly-traded real estate investment trust that acquires, owns, and manages primarily single-tenant properties that are net leased on a long-term basis to companies operating service-oriented or experience-based businesses. Ms. Sivanesan has experience in a wide range of corporate transactions, from mergers and acquisitions to corporate finance, including private debt, equity investments, and venture capital transactions. Ms. Sivanesan also has experience in cross-border transactions related to manufacturing and outsourcing and is particularly knowledgeable with respect to business operations in India. Ms. Sivanesan served as the General Counsel and Chief Compliance Officer of Hayfin Capital Management, LLC (formerly known as Kingsland Capital Management, LLC), from 2011 to 2018, and has been self-employed as an attorney in private practice since 2009.

Ms. Sivanesan provides to the Board and Audit Committee thorough knowledge and understanding of complex legal and capital markets transactions, as well as corporate mergers and acquisitions.

Gregory S. Volovic, age 59, has been a member of the Board since March 2019. He has been employed by us since March 2005, was appointed as our President in March 2013, and served as our Chief Operating Officer from March 2019 until he was appointed as our CEO in March 2021. Mr. Volovic oversees all of Hurco’s operations, including worldwide sales, service, end-to-end management of research and development, new product development activities, and operational initiatives. He has held various positions within Hurco, most recently Executive Vice President, Software and Engineering, before becoming President in 2013. Prior to joining Hurco, Mr. Volovic led the advanced manufacturing equipment development program for the CRT division of RCA/Thomson and the worldwide development of Information Technology (IT) and E- business/Knowledge Management technologies. He also held various positions within Thomson, including Director of E-Business, Engineering, and Information Technology. Mr. Volovic started his career as a software developer for Unisys Corporation, where he was a Linux programmer. Mr. Volovic also serves on the boards of two privately held companies and is a board member of the Association of Manufacturing Technology (AMT).

Mr. Volovic brings to our Board his significant knowledge of the machine tool industry, as well as his experience and understanding of our technologies, product development, business strategies, people, and operations. Mr. Volovic also provides leadership and vision for the development and execution of our strategic plans and the achievement of our business goals and objectives.

Board Diversity, Director Experience and Qualifications, and Board Composition

While neither the Board nor the Nominating and Governance Committee has a formal written policy regarding director diversity, each body considers the diversity of backgrounds and experience when selecting nominees for director election and in evaluating Board composition and performance. Not only has this informal approach to the promotion of diversity resulted in a group of director nominees that we believe to be individuals of substantial accomplishment with demonstrated leadership capabilities, but, as indicated in the following charts, it has also resulted in a group of director nominees possessing diversity of thought, perspective, experience, and backgrounds.

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Director Experience & Qualifications
	Thomas A. Aaro	Michael Doar	Cynthia Dubin	Timothy J. Gardner	Jay C. Longbottom	Richard Porter	Janaki Sivanesan	Gregory S. Volovic
Public Company Board		X	X				X
Public Company Executive		X	X	X	X			X
Manufacturing Industry	X	X	X	X	X	X		X
International Business / Global Operations		X	X	X	X	X	X	X
Risk Management	X	X	X				X
Financial Analysis / Accounting	X	X	X	X	X	X	X
Information Technology								X
Project Management	X	X	X	X	X	X		X
Environmental Sustainability		X	X	X	X
Sales & Marketing	X	X	X	X	X	X	X	X
Supply Chain / Logistics	X			X	X	X		X
Strategic Planning	X	X	X	X	X	X	X	X
Government Relations, Public Policy or Regulatory			X	X
Mergers & Acquisitions / Business Development		X	X	X	X	X	X	X
Talent Management		X		X	X	X		X

Board Diversity Matrix (As of January 23, 2023 and January 24, 2022)
	Thomas A. Aaro	Michael Doar	Cynthia Dubin	Timothy J. Gardner	Jay C. Longbottom	Richard Porter	Janaki Sivanesan	Gregory S. Volovic
Gender Identity
Male	X	X		X	X	X		X
Female			X				X
Non-Binary
Did Not Disclose Gender
Demographic Background
African American or Black
Alaskan Native or Native American
Asian							X
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	X	X	X	X	X	X		X
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

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In further demonstration of the value the Board places on diversity, it also considers the diversity of background and experience when appointing our executive officers. To that end, and as indicated in the chart below, our executive officer team is a diverse group of individuals representative of both Hurco’s global footprint and the communities in which we operate.

	Gregory S. Volovic	Michael Doar	Sonja K. McClelland	HaiQuynh Jamison	Jonathon D. Wright
Gender Identity
Male	X	X			X
Female			X	X
Non-Binary
Did Not Disclose Gender
Demographic Background
African American or Black
Alaskan Native or Native American
Asian				X
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	X	X			X
Two or More Races or Ethnicities			X
LGBTQ+
Did Not Disclose Demographic Background

The Board of Directors recommends a vote “FOR” each of the nominees for director.

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CORPORATE GOVERNANCE

Policies on Corporate Governance

Our Board believes that good corporate governance is important to ensure that our Company is managed for the long-term benefit of our shareholders. The Board or one of its committees periodically reviews our Corporate Governance Principles, the written charters for each of the standing committees of the Board, and our Code of Business Conduct and Ethics, and amends them as appropriate to reflect new policies or practices.

Board Leadership Structure

Our Board is currently led by our Executive Chairman, Mr. Doar. Mr. Doar has held this position since March 2021. Prior to transitioning to the role of Executive Chairman, Mr. Doar served as our Chairman and CEO since 2001. Therefore, he has experience in leading the Company through a range of changes in business environments and has vast institutional knowledge about our business, industry, and people.

The Board regularly reevaluates our Board leadership structure and succession planning and may determine that a different leadership structure is appropriate in the future. The Board currently believes that it is most efficient and effective for an executive officer of the Company to serve as Executive Chairman of the Board. Assumption of the Chairman role by an executive officer facilitates continuous and broad Board access to, and communication with, the CEO, management team, and the Company’s outside advisors. It also promotes responsibility and accountability, effective decision-making, and a cohesive corporate strategy. Our Board possesses considerable experience and knowledge of the challenges and opportunities that we face as a company. We feel the Board is well qualified to evaluate our current and future needs and to assess how the capabilities of our senior management can be most effectively organized to meet those needs.

Our Board currently has six independent directors. We have three standing committees, and one of our independent directors serves as our Presiding Independent Director. The independent directors have designated Mr. Porter to serve as Presiding Independent Director. The Presiding Independent Director oversees executive sessions of the independent directors and plays an active role in setting Board agendas and facilitating interactions between the independent directors, on the one hand, and the full Board or management, on the other. The Board evaluates the appropriateness of its leadership structure on an ongoing basis and may change it as circumstances warrant. We believe that each of these measures counterbalances any risk that may exist in having Mr. Doar serve as both an executive employee of the Company and as Executive Chairman of the Board. For these reasons, our Board believes this leadership structure is effective for our company.

Board Role in Risk Oversight

Our Board regularly receives reports from our CEO and other members of our senior management team regarding areas of significant risk to us, including strategic, operational, financial, legal, regulatory, and reputational risks. However, management is responsible for assessing and managing our various risk exposures on a day-to-day basis. In this regard, management, with the assistance, where appropriate, of counsel and other advisors, has established functions that focus on particular risks, such as legal matters, regulatory compliance, treasury management, research and development, supply chain, and quality control, and has developed a comprehensive and integrated approach to overall risk management, which includes the identification of risks and mitigation plans in the strategic planning process.

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Our Board’s role is primarily one of oversight. Our Board oversees our risk management processes to determine whether those processes are functioning as intended and are consistent with our business and strategy. Our Board conducts this oversight primarily through the Audit Committee, although some aspects of risk oversight are performed by the full Board or another committee. The Audit Committee is assigned with, among other things, oversight of our risks relating to accounting matters, financial reporting, and legal and regulatory compliance. The Audit Committee meets regularly with our Chief Financial Officer (“CFO”), external auditors, internal auditors, legal counsel, and management to discuss our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. The Audit Committee also receives regular reports regarding issues such as the status and findings of audits being conducted by our independent auditors, the status of material litigation, and material accounting changes or proposed audit adjustments that could affect our financial statements. Our Audit Committee has standing items on its quarterly meeting agendas relating to these responsibilities. The Audit Committee members, as well as all other directors, have access to our CFO, internal auditors, and any other member of our management for discussions between meetings, as warranted. The Audit Committee provides reports to the full Board on risk-related items.

The activities of the Compensation Committee with respect to risks relating to our compensation policies and procedures are discussed below in the Executive Compensation section of this proxy statement.

Director Independence and Board Meetings

The Board has determined that each of our non-employee directors – Mr. Aaro, Ms. Dubin, Mr. Gardner, Mr. Longbottom, Mr. Porter, and Ms. Sivanesan – is “independent” as defined by the listing standards of The Nasdaq Stock Market (the market in which our common stock trades), or Nasdaq, and the director independence rules of the Securities and Exchange Commission, or SEC. The Board has affirmatively determined that none of the persons who served as independent directors during fiscal year 2022 has any relationship with us that would impair their independence.

Directors are expected to attend Board meetings, meetings of committees on which they serve, and our Annual Meeting of Shareholders, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. The Board held five meetings during fiscal year 2022. All directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served during fiscal year 2022. All incumbent directors and director nominees, as of that date, attended our 2022 Annual Meeting of Shareholders.

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Board Committees and Committee Meetings

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. The members of the committees, as of the date of this proxy statement, are identified in the following table.

	Audit	Compensation	Nominating and
Name of Director	Committee	Committee	Governance Committee
Thomas A. Aaro		X	X
Michael Doar
Cynthia Dubin	X
Timothy J. Gardner		Chair
Jay C. Longbottom		X	X
Richard Porter	X		Chair
Janaki Sivanesan	Chair
Gregory S. Volovic

Audit Committee

The Audit Committee oversees our accounting, financial reporting, and internal audit activities. It appoints our independent registered public accounting firm and meets with that firm, our internal audit team, and our CFO to review the scope, cost, and results of our annual audit and to review our internal accounting controls, policies, and procedures. The Report of the Audit Committee is included on page 63 of this proxy statement.

All members of the Audit Committee are “independent” as such term is defined for audit committee members under the Nasdaq rules and SEC Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Board has determined that each of Ms. Dubin and Ms. Sivanesan qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act.

The Audit Committee held five meetings during fiscal year 2022.

The Audit Committee operates under a written charter, a copy of which is available on our website at www.hurco.com/investors under “Corporate Governance.”

Compensation Committee

The Compensation Committee reviews and recommends to the Board the compensation of our officers and managers and guidelines for the general wage structure of our entire workforce. The Compensation Committee also oversees the administration of our employee benefit plans and discusses with management the Compensation Discussion and Analysis and, if appropriate, recommends its inclusion in our Annual Report on Form 10-K and proxy statement. In determining the compensation of the executive officers other than our CEO and Executive Chairman, the Compensation Committee considers the recommendations of the CEO. The Report of the Compensation Committee is included on page 41 of this proxy statement.

All members of the Compensation Committee are “independent” as such term is defined for compensation committee members under the Nasdaq rules and SEC Rule 10C-1 promulgated under the Exchange Act.

The Compensation Committee held five meetings during fiscal year 2022.

The Compensation Committee operates under a written charter, a copy of which is available on our website at www.hurco.com/investors under “Corporate Governance.”

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Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee was, at any time during fiscal year 2022, or at any other time before fiscal year 2022, an officer or an employee of the Company. In addition, none of the members of the Compensation Committee was involved in a relationship requiring disclosure as an interlocking executive officer or director under Item 407(e)(4) of Regulation S-K of the Exchange Act. None of our executive officers served as a member of the Compensation Committee at any time during or before fiscal year 2022.

Nominating and Governance Committee

The Nominating and Governance Committee assists the Board by identifying individuals qualified to become Board members, maintains our Corporate Governance Principles and Code of Business Conduct and Ethics, leads the Board in an annual self-evaluation, recommends members and chairs for each standing committee, and determines and evaluates succession plans for our CEO.

All members of the Nominating and Governance Committee are independent directors as defined by Nasdaq rules.

The Nominating and Governance Committee held four meetings during fiscal year 2022.

The Nominating and Governance Committee is responsible for identifying potential Board members or nominees. The Nominating and Governance Committee does not have a formal written policy regarding the consideration of diversity in identifying nominees for directors. It does, however, consider the diversity of backgrounds and experiences of director candidates when identifying director nominees and evaluating the Board’s composition and performance. The Nominating and Governance Committee also examines the following qualifications and skills of director candidates, among other things: their business or professional experience, their integrity and judgment, their records of public service, their ability to devote sufficient time to the affairs of the Company, and the needs of the Board for certain skills or experiences. The Nominating and Governance Committee also believes that all nominees should be individuals of substantial accomplishment with demonstrated leadership capabilities.

The Nominating and Governance Committee will consider candidates for director who are recommended by shareholders. A shareholder who wishes to recommend a director candidate for consideration by the committee should send such recommendation to our Corporate Secretary at One Technology Way, Indianapolis, Indiana 46268, who will forward it to the committee. Any such recommendation should include a description of the candidate’s qualifications for Board service and contact information for the shareholder and the candidate.

A shareholder who wishes to nominate an individual as a candidate for director without the recommendation of the Nominating and Governance Committee must comply with the advance notice and informational requirements set forth in our By-Laws, which are more fully explained later in this proxy statement under “Shareholder Proposals for our 2024 Annual Meeting.”

The Nominating and Governance Committee operates under a written charter, a copy of which is available on our website at www.hurco.com/investors under “Corporate Governance.”

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Shareholder Communications

The Board has implemented a process whereby shareholders may send communications to its attention. The process for communicating with the Board is set forth in our Corporate Governance Principles, which are available on our website at www.hurco.com/investors under “Corporate Governance.”

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file reports of ownership with the SEC and Nasdaq.

Based solely on our review of such forms filed with the SEC, and written representations from certain reporting persons that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, we believe that, during our fiscal year ended October 31, 2022, all of our executive officers, directors, and greater than 10% beneficial owners complied with all filing requirements under Section 16(a), except as described immediately below.

On Sunday, January 2, 2022, certain outstanding restricted stock awards for each of Mr. Doar and Mr. Volovic vested, resulting in the following amounts of shares being withheld to satisfy these officers’ respective tax obligations for the vested portion of the underlying awards: (1) for Mr. Doar, 1,943 shares; and (2) for Mr. Volovic, 1,161 shares. However, due to an administrative error and temporary technical difficulties experienced by our outside filing service provider with the EDGAR filing system, each Form 4, used to report such tax withholding dispositions on behalf of these individuals, was not filed until January 5, 2022 – one day late with respect to such tax withholding dispositions under applicable beneficial ownership reporting rules. The Form 4 filed on behalf of each such executive was only late with respect to the transactions specifically referenced above.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which applies to all of our directors, executive officers, and employees, including our principal executive officer and principal financial officer. If we grant any waiver to the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, we will disclose the nature of such waiver in a Current Report on Form 8-K that we will file with the SEC or on our website at www.hurco.com/investors under “Corporate Governance.” A copy of the Code of Business Conduct and Ethics is available on our website at www.hurco.com/investors under “Corporate Governance.” We will disclose any amendments or updates to our Code of Business Conduct and Ethics by posting such amendments or updates on our website.

Environmental, Social, and Governance Matters

Our Board has adopted an Environmental, Social, and Governance Policy (the “ESG Policy”), which is both set forth immediately below and available on our website at www.hurco.com/investors under “Corporate Governance.”

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Hurco Companies, Inc. (“Hurco,” “we,” “us,” or “our”) believes that: (1) business, at its best, serves the public good, improves the quality of peoples’ lives, and leaves the world a better place; (2) it is an inherent and critical component of sound corporate citizenship to be responsive to environmental, social, and governance-related (“ESG”) matters that directly impact our business, industry, stakeholders, and the communities in which we operate; (3) as a global, industrial technology company, we are in a unique position to help address a variety of ESG issues; and (4) profitable growth and meaningful responsiveness to ESG matters are not mutually exclusive.

Accordingly, Hurco is committed to being responsive to ESG matters that are important to our business and stakeholders, including our customers, employees, shareholders, business partners, and the communities in which we operate. We are dedicated to operating our business with integrity; being responsible fiscal and environmental stewards; maintaining a diverse, inclusive, and caring culture with an emphasis on employee safety, development, and wellbeing; and having strong corporate governance practices that foster principled actions, informed and effective decision-making, appropriate monitoring of our compliance and performance, and accountability. To that end, our Board of Directors has direct oversight of our ESG strategy and its implementation.

We believe Hurco’s approach in addressing ESG matters should be thoughtful, proactive, practical, and risk-based – with priority given to ESG issues that are both material to our business and otherwise aligned with our corporate strategies. Through our business activities, we want to be economically successful and create value for society. In that regard, Hurco will strive to evaluate and respond to ESG issues in a manner that is intended to create long-term value both for our stakeholders and for our business. More specifically, we will aim to focus on ESG initiatives that we believe are the most impactful to both and that will make Hurco a better company.

Our Board has direct oversight over ESG matters pertaining to the Company. In addition, the Charter of the Nominating and Governance Committee requires that committee to periodically review the Company’s environmental, social, and sustainability programs, initiatives, and policies, and such committee may make recommendations to the Board and/or our management regarding the same, to the extent the committee determines such recommendations are justified, in each case after taking into account the interests of all of the Company’s stakeholders, including shareholders. A copy of the charter of the Nominating and Governance Committee is available on our website at www.hurco.com/investors under “Corporate Governance.”

We also believe that all companies have a responsibility to respect human rights. In recognition of the foregoing, our Board has adopted a Human Rights Policy representing the Company’s public expression of (1) its commitment to respect internationally recognized fundamental human rights standards and (2) its belief that all human beings should be treated with dignity, fairness, and respect. A copy of the Company’s Human Rights Policy is available at our website at www.hurco.com/investors under “Corporate Governance.”

Through our Supplier Code of Conduct, we communicate our expectation that our suppliers, vendors, and other supply chain partners adhere to certain standards related to corporate integrity, fair and ethical business practices, responsible product sourcing, and the safety and wellbeing of workers across our global supply chain. A copy of our Supplier Code of Conduct is also available on our website at www.hurco.com/investors under “Corporate Governance.”

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Below are just a few representative examples demonstrating Hurco’s commitment to ESG matters:

•	Commitment to fostering a strong corporate culture that promotes high standards of ethics and compliance for our businesses, including policies that set forth principles to guide employee, officer, director, and vendor conduct, such as our Code of Business Conduct and Ethics, ESG Policy, Human Rights Policy, and Supplier Code of Conduct.

•	Commitment to the development, training, and maintenance of a skilled manufacturing and machinist workforce to support advancements in manufacturing technology and the industries it serves, including the donation and/or consignment of our products and software to educational organizations, trade schools, or other public-private partnerships. For example, in 2020, we created and implemented the Hurco Apprenticeship Program, a robust advanced manufacturing apprenticeship program aimed at educating and training the next generation of skilled machinists, advanced manufacturing skilled labor, and automation specialists.

•	Developing software, hardware, and product design enhancements that have the potential to reduce the amount of power or energy required by end users to produce parts. More specifically, our software enhancements, such as UltiMotion, and product design changes have significantly reduced the amount of power required by a Hurco machine tool to produce similar parts over time. By way of example, an internal Hurco study found that, assuming consistent levels of part geometry, finishing, and quality for the same production operation, a 2021 VMX42 requires approximately 28% less power (i.e., 7,049 kWh/a) than a 2011 VMX42 (i.e., 9,756 kWh/a) to produce the same part.

•	Maintenance of a whistleblower policy providing for the confidential reporting of any suspected policy violations or unethical business conduct on the part of our businesses, employees, officers, directors, or vendors and the provision of training and education to our global workforce with respect to our Code of Business Conduct and Ethics and anti-corruption and anti-bribery policies.

•	Commitment to the development and fair treatment of our global workforce, including generous healthcare and benefit programs for our employees, equal employment opportunity hiring practices and policies, anti-harassment, workforce safety, and anti-retaliation policies, and tuition- reimbursement for qualifying continuing educational expenses.

•	Commitment to supporting charitable organizations that support the communities in which we operate our business and/or that promote ESG matters. For example, in 2022, we partnered with One Tree Planted® and donated funds to plant one tree for every machine sold by the Company during fiscal year 2022.

•	Promoting the acceptance of emerging and clean technologies that support environmental sustainability – for example, by (1) increasing the number of electric vehicles that operate as part of our owned or leased automobile sales and service fleets and installing electric vehicle charging stations at several of our locations to promote the use of such automotive technology by our workforce, more generally; and (2) installing LED or other energy efficient lighting sources at our corporate headquarters, corporate warehousing and manufacturing facilities, and several of our international subsidiaries’ locations.

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•	Fostering environmental awareness and education, including evaluating our products and supply chain for conflict minerals and holding our suppliers to high quality standards, our Code of Business Conduct and Ethics and our Supplier Code of Conduct.

•	Commitment to provide safe and high-quality products and services that meet customer and regulatory requirements and to demonstrate continuous improvement, including ISO 9001 certification.

•	Commitment to an inclusive and diverse workforce and environment that is representative of our global footprint and the communities in which we operate at all levels of the organization, including the composition of our Board, our executive officers, managerial positions, and global workforce. See section titled “Proposal 1. Election of Directors” for more information about the diversity of our Board and executive officers.

•	Inclusion of ESG-related metrics as strategic objectives in the short-term executive compensation arrangements for all named executive officers for fiscal years 2022 and 2023.

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PROPOSAL 2. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The second proposal to be considered at the 2023 Annual Meeting is the advisory vote to approve the compensation paid to our named executive officers as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion following the compensation tables), also known as the say-on-pay vote. Consistent with the preference expressed by shareholders at the 2011 and 2017 Annual Meetings of Shareholders, we have been conducting say-on-pay votes on an annual basis.

The Compensation Discussion and Analysis beginning on page 21 of this proxy statement describes our executive compensation program, in detail, and explains the philosophy of the program, the elements of compensation, and the factors considered by the Compensation Committee in determining the compensation of our named executive officers for fiscal years 2022 and 2023.

From 2014 through 2019, votes cast in favor of the Company’s annual say-on-pay vote ranged from 97% to 99%. Although the 81% approval rating received in 2020 was a notable decrease from historical approval levels, after a careful evaluation of our compensation policies and practices with the Company’s independent compensation consultant, the Compensation Committee determined that our overall executive compensation program structure was generally aligned with prevailing market practices and met shareholders’ expectations. Nevertheless, in consideration of the extraordinary challenges presented by the COVID-19 pandemic, the continually evolving roles and responsibilities of the senior executive team, and input from management, the Compensation Committee made several decisions regarding executive compensation for fiscal years 2020 and 2021 to manage overall program costs during that uncertain time. Please see the section below in the Compensation Discussion and Analysis titled “Alignment of Recent Executive Pay-for-Performance and Impact of the COVID-19 Pandemic.” The Compensation Committee believes that at least partially in response to those actions and based upon the shareholders’ assessment of our executive compensation program at those times, approximately 99% of the votes cast on the annual say-on-pay vote at each of our 2021 and 2022 Annual Meetings of Shareholders were voted to approve the proposal. Based on the foregoing, the Compensation Committee continues to believe that our executive compensation program is well aligned with prevailing market practices and meets shareholders’ expectations.

Accordingly, the Board of Directors recommends that our shareholders vote FOR the following resolution at the 2023 Annual Meeting:

“Resolved, that the compensation paid to Hurco Companies, Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion in this proxy statement, is approved.”

Because it is advisory, the results of the say-on-pay vote are not binding upon the Board or the Compensation Committee. However, as was the case with the results of the say-on-pay vote at prior Annual Meetings of Shareholders, we expect that the Compensation Committee, which is responsible for designing and administering our executive compensation program, will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The Board of Directors recommends a vote “FOR” the advisory proposal to approve the compensation of our named executive officers as disclosed in this proxy statement.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section and the tables that follow it provide information regarding our compensation program and practices as they relate to our “named executive officers,” which consist of the following officers for fiscal year 2022:

•	Gregory S. Volovic, our President and Chief Executive Officer;
•	Michael Doar, our Executive Chairman;
•	Sonja K. McClelland, our Executive Vice President, Treasurer, and Chief Financial Officer;
•	HaiQuynh Jamison, our Corporate Controller and Principal Accounting Officer; and
•	Jonathon D. Wright, our General Counsel and Corporate Secretary.

We currently do not have any executive officers who are not also named executive officers.

In March 2021, we announced that, in connection with our long-term succession planning strategy, Michael Doar would transition from the role of CEO to the position of Executive Chairman. In that capacity, Mr. Doar has continued to serve as an executive officer and director of the Company and has focused on growth and acquisition plans; corporate governance and sustainability; board development and engagement; managerial succession planning; and other critical strategic initiatives. In connection with Mr. Doar’s transition to Executive Chairman, the Board appointed Gregory S. Volovic (then President and Chief Operating Officer) as the Company’s President and CEO.

Also in March 2021, the Board appointed HaiQuynh Jamison as the Company’s Corporate Controller. In that capacity, Ms. Jamison has since served as our principal accounting officer. At that time, we also announced that Jonathon D. Wright, then the Company’s General Counsel and Assistant Secretary, had been appointed General Counsel and Corporate Secretary. Ms. McClelland, who was the Company’s principal accounting officer and Corporate Secretary immediately prior to such appointments, has continued to serve in her roles as Executive Vice President, Treasurer, and CFO.

We believe the overall construct of our executive compensation programs and practices, in addition to strong management and internal communication, have contributed to the ability to have successful internal succession planning.

The responsibilities of the Compensation Committee of the Board (referred to as the Committee in this section) include administering our compensation programs and approving or ratifying all compensation-related decisions for the named executive officers.

Philosophy

The goals of our executive compensation program are to foster the creation of shareholder value while, at the same time, motivating and retaining managerial personnel. Our executive compensation program has been designed to hold executives accountable for the financial and operational performance of the Company, as well as to reflect the value of the Company’s stock. Therefore, a substantial amount of an executive’s compensation is at risk and tied to the performance of the Company on both a short-term and long-term basis. Our compensation program includes the use of Company common stock and stock ownership guidelines that serve to align the interests of our executives with the interests of our shareholders. Our compensation program is designed to reward executives at levels comparable to our peers to promote fairness and success in attracting and retaining executives. We believe that our compensation program does not promote excessive risk- taking and various elements of our policies that are in place (such as capped incentive opportunities, use of capital return metrics, stock ownership guidelines, recoupment policies, and governance processes) serve to mitigate excessive risk. Any written employment agreements with our named executive officers that provide for a change in control severance benefit have a “double-trigger” (i.e., requires both a change in control and termination of the executive’s employment in order to receive that benefit).

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Fiscal Year 2022 Overview

We are an industrial technology company that designs, produces, and sells computerized machine tools. Our strategic plans focus on market expansion to reach more customers with more products on a global basis. We have made five acquisitions since 2013, and the products we have added through these acquisitions have provided more advanced products with significant improvements in our machine tool accuracy and precision, allowed us to seek higher productivity in complex manufacturing environments, provided automation for machine tending solutions, and reduced dependencies associated with volatilities from economic and geographic cyclicality. While the Hurco-branded computerized machine tools have been, and continue to be, our premium flagship product line, we have added other products to our portfolio that provide product diversity and market penetration opportunity in a variety of different industries, and at different price points. We have not changed our overall strategy to design, manufacture, and sell a comprehensive line of computerized machine tools; rather, we have enhanced this strategy through growth both organically and through acquisitions to attain long-term stability and profitability.

During fiscal year 2022, our sales and service fees were $250.8 million, an increase of $15.6 million, or 7%, compared to fiscal year 2021 and included an unfavorable currency impact of $13.9 million, or 6%, when translating foreign sales to U.S. Dollars for financial reporting purposes. For fiscal year 2022, we reported net income of $8.2 million, or $1.23 per diluted share, compared to net income of $6.8 million, or $1.01 per diluted share, for fiscal year 2021. During fiscal year 2022, sales increased year-over-year due primarily to inflationary price increases and an increased volume of shipments of higher-performance machines across Europe and North America.

Alignment of Executive Pay-for-Performance

The compensation program for our named executive officers is designed to provide competitive pay opportunities while aligning the incentive compensation realized by our named executive officers with the interests of our shareholders – by linking pay with Company and stock performance. The Committee regularly reviews the alignment of the Company’s performance with its compensation to named executive officers and annually engages its independent compensation consultant to provide reports comparing such alignment to that of its peers.

In January 2022, the Committee approved the following four types of incentive compensation opportunities for our named executive officers, which are intended to align their pay with Company and individual performance:

•	cash award opportunities under the short-term incentive compensation plan based on the Company’s operating income margin and certain strategic objectives set for fiscal year 2022;

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•	restricted shares that vest in equal installments over three years granted to promote executive retention;
•	performance stock units (“PSUs”) that will be earned based on the Company’s average return on invested capital, or ROIC, for fiscal years 2022 through 2024; and
•	PSUs that will be earned based on the Company’s total shareholder return, or TSR, relative to companies in the established 2022 peer group, for fiscal years 2022 through 2024.

The incentive compensation realized by all of our named executive officers related to fiscal year 2022 consisted of cash awards earned and paid based on fiscal year 2022 operating income margin and achievement of strategic objectives set for fiscal year 2022, the vesting in 2022 of a portion of the restricted shares granted in fiscal years 2019, 2020, and 2021, and, except for Ms. Jamison and Mr. Wright, the following:

•	PSUs granted in fiscal year 2020 that were earned based on the Company’s average ROIC for fiscal years 2020 through 2022; and
•	PSUs granted in fiscal year 2020 that were earned based on the Company’s TSR performance, relative to companies in the established peer group, for fiscal years 2020 through 2022.

Because Ms. Jamison and Mr. Wright did not become executive officers until March 2021, for fiscal years 2021 and prior, they participated in a non-named executive officer compensation program for other managerial and key employees of the Company. Ms. Jamison and Mr. Wright participated in the Company’s named executive officer executive compensation program for fiscal year 2022 and will also participate in such program for fiscal year 2023. See “Compensation Decisions for Fiscal Year 2022” and “Compensation Decisions for Fiscal Year 2023.”

During fiscal years 2021 and 2022, the Committee engaged Pay Governance, LLC (“Pay Governance”), its independent compensation consultant, to assess whether pay and performance were aligned for our CEO over the immediately preceding three-year and five-year fiscal periods. The Committee believes realizable pay-for-performance assessments provide the Committee and investors an alternative view of pay-for-performance alignment based on compensation actually earned relative to actual Company performance. The assessments considered our CEO’s “total realizable compensation” (as defined below), as well as certain key Company performance metrics, relative to those of our peer group.

“Total realizable compensation” is defined as (1) base salary paid over the period; (2) actual bonus earned and paid during the period; (3) the aggregate current value of restricted stock or restricted stock unit grants made during the period; (4) the aggregate in-the-money value of stock option grants made during the period; (5) the actual payouts of performance-based equity awards with performance periods beginning and ending during the period; and (6) the estimated payout for performance-based equity awards that were granted during the period but remained unvested at its conclusion. Total realizable compensation for our CEO was calculated in the same manner as for the CEOs of our peer group companies.

In defining the Company’s performance relative to peers, the assessments used the following indicators: (1) operating income margin – a measure of profitability used in the Company’s annual incentive plan; (2) ROIC – a measure of capital efficiency used in the Company’s long-term incentive plan; and (3) TSR – a measure of shareholder value creation used in the Company’s long-term incentive plan. In developing a composite performance ranking, the assessments average the Company’s percentile rank for each performance metric relative to its peer group for compensation purposes based on their most recent fiscal year-end.

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The result of the assessments indicated that (1) our CEO’s three-year total realizable compensation for fiscal years 2019 through 2021 was positioned at the 40th percentile of our peer group, which was strongly aligned with Hurco’s composite performance over the same period, which ranked at the 31st percentile; and (2) our CEO’s five-year total realizable compensation for fiscal years 2017 through 2021 was positioned at the 41st percentile, which is strongly aligned with Hurco’s composite performance over the same period, which ranked at the 43rd percentile.

Based on the results of the above-referenced realizable pay-for-performance assessments, the Committee believes the Company’s executive compensation program continues to have a strong pay- for-performance orientation, namely attributable to setting rigorous financial performance goals within the annual and long-term plans; to using incentive metrics that align with shareholder value creation; and to using a pay mix that is largely focused on variable compensation remaining at risk based on Company performance.

Alignment of Recent Executive Pay-for-Performance and Impact of the COVID-19 Pandemic

During fiscal year 2020, the Company experienced reduced demand resulting from extraordinary uncertainty associated with the COVID-19 pandemic, including business disruptions from government-mandated stay-at-home or shelter orders in many of the largest machine tool markets in the world. Despite the Company’s ability to achieve certain strategic objectives and maintain a strong balance sheet during this period – improving its cash position, supporting global operations, executing a stock repurchase program, and continuing its cash dividend program, all without incurring indebtedness – the reduced demand and changes in the business macroenvironment had a negative impact on the Company’s fiscal year 2020 financial performance.

The Committee believes that the impact to compensation realized by the named executive officers during this period also indicates a strong pay-for-performance alignment between the Company’s executive compensation program and Company performance. More specifically, as further described in the Company’s proxy statements for its 2021 and 2022 Annual Meetings of Shareholders and the section below titled “Compensation Decisions for Fiscal Year 2022,” the Committee recognized the following impacts to executive pay based, at least in part, upon the Company’s fiscal years 2020 and 2021 performance: (1) delayed increases in base salaries for named executive officers for fiscal year 2021; (2) no bonuses payable to the named executive officers under their 2020 short-term incentive compensation arrangements and/or under the non-named executive officer discretionary bonus program, as applicable, despite their attainment of certain strategic objectives – some previously- established as part of the short-term incentive compensation arrangement and others critically important that were established during the year as a result of extremely challenging business, political, and public health environments; (3) no PSUs – TSR or PSUs – ROIC payable to the named executive officers under their respective 2018 long-term incentive compensation arrangements for the three-year performance period ending October 31, 2020, even though that performance period also included a record revenue year and two years of historically high earnings per share; (4) a decrease of approximately 33% in the 2021 grant value of the CEO’s total long-term incentive award; (5) no PSUs – TSR or PSUs – ROIC payable to the named executive officers under their respective 2019 long-term incentive compensation arrangements for the three-year performance period ending October 31, 2021; and (6) no PSUs – ROIC payable to the named executive officers under their respective 2020 long-term incentive compensation arrangements for the three-year performance period ending October 31, 2022. The Committee also recognized that these impacts on executive pay are likely amplified by the fact that (1) some of the named executive officers’ base salary is positioned at or slightly below market, based on assessments conducted by its independent compensation consultant, and (2) a large percentage of the named executive officers’ total target compensation is both at-risk and performance-based.

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Consideration of Say-on-Pay Votes

From 2014 through 2019, votes cast in favor of the Company’s annual say-on-pay vote ranged from 97% to 99%. Although the 81% approval rating received in 2020 was a notable decrease from historical approval levels, after a careful evaluation of our compensation policies and practices with the Company’s independent compensation consultant, the Committee determined that our overall executive compensation program structure was generally aligned with prevailing market practices and met shareholders’ expectations. Nevertheless, in consideration of the extraordinary challenges presented by the COVID-19 pandemic, the continually evolving roles and responsibilities of the senior executive team, and input from management, the Compensation Committee made several decisions regarding executive compensation for fiscal years 2020 and 2021 to manage overall program costs during that uncertain time. Please see the previous section in the Compensation Discussion and Analysis titled “Alignment of Recent Executive Pay-for-Performance and Impact of the COVID-19 Pandemic.” The Committee believes that at least partially in response to those actions and based upon the shareholders’ assessment of our executive compensation program at those times, approximately 99% of the votes cast on the annual say-on-pay vote at each of our 2021 and 2022 Annual Meetings of Shareholders were voted to approve the proposal. Based on the foregoing, the Committee continues to believe that our executive compensation program is well aligned with prevailing market practices and meets shareholders’ expectations.

Elements of Compensation

The compensation package under our named executive officer compensation program consists primarily of a base salary, short-term incentive compensation, and long-term incentive compensation. As part of the Committee’s continuous effort to strengthen the executive compensation program, the Committee annually engages its independent compensation consultant, Pay Governance, to conduct a competitive market assessment for each executive position using publicly-available data from the Company’s applicable peer group and executive compensation surveys. In addition, the Committee’s compensation consultant also provides reports and assessments on changes in executive compensation programs, generally, and executive compensation within comparable industries, specifically, to evaluate trends and recommend changes to better align our executive compensation programs with similarly situated companies in comparable industries. The assessment focuses on the competitiveness of compensation delivered to each executive by compensation element (base salary, target annual incentive, target total cash compensation, expected value of long-term incentives, and target total direct compensation). The objectives of the assessment are to understand changes in market compensation from year to year, to analyze the competitiveness of current pay levels relative to the market, and to serve as an input for making compensation adjustments if necessary.

The following charts display the total compensation mix for our named executive officers based on actual compensation for fiscal year 2022. The chart on the left summarizes the breakdown of total compensation for the named executive officers for fiscal year 2022 among base salary, short-term incentive compensation, and long-term incentive compensation. The chart on the right summarizes the allocation of compensation mix for the named executive officers based upon fixed, time-based, and performance-based compensation for fiscal year 2022.

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2022 Executive Compensation Mix

Base Salaries. Our industry is highly cyclical, and we believe that offering competitive base salaries is a key factor in attracting and retaining talent, particularly since our program places a significant proportion of executive compensation at-risk and tied to company performance. In deciding on the appropriate base salary for each named executive officer, the Committee takes into consideration the results of the most recent competitive market assessment, as well as the individual’s performance, his or her roles and responsibilities, related experience in those roles, and long-term executive succession planning strategies.

Short-Term Incentive Compensation. For the fiscal year 2022 short-term incentive compensation arrangement, pursuant to the Hurco Companies, Inc. Cash Incentive Plan (“Cash Incentive Plan”), which was approved by shareholders at our 2016 Annual Meeting of Shareholders, the Committee selected the applicable performance measures, specified the performance goals based on those performance measures, and specified the method for calculating the amount payable to named executive officers if the performance goals are satisfied. Like the 2021 short-term incentive compensation plan, the 2022 arrangement provides for cash incentives tied to the achievement of targets for objective performance measures that are based on our fiscal year 2022 operating income margin and certain strategic objectives for each named executive officer. The Committee determined to maintain operating income margin and strategic objectives as the performance measures for the short-term incentive compensation arrangement for fiscal year 2023 under the Cash Incentive Plan, since the Committee believes those performance measures appropriately align executive compensation with Company and individual performance. See “Compensation Decisions for Fiscal Year 2023.”

Long-Term Incentive Compensation. The Company has a shareholder-approved plan that permits the Committee to grant several types of equity-based awards. The Committee believes that equity- based awards that include certain vesting requirements provide our executive officers with an ownership stake in the Company and promote executive retention. The Committee also believes that grants of restricted shares are an effective means to align the interests of executives more closely with those of our shareholders and that grants of PSUs directly link executive compensation with Company performance. In fiscal year 2022, the Committee awarded a combination of restricted shares and PSUs to the named executive officers, which have a three-year vesting or performance period, respectively. Similar to previous years, the PSUs under the fiscal year 2022 long-term incentive plan were tied to relative TSR and ROIC performance measures. For the fiscal year 2023 long-term incentive compensation plan, the Committee determined to maintain the general allocation of award value between restricted shares and PSUs but decided to use performance measures tied to net income and free cash flow for the PSU awards. See “Compensation Decisions for Fiscal Year 2023.”

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Stock Ownership Guidelines. Our Corporate Governance Principles include stock ownership guidelines for our executive officers and independent directors. The Committee is responsible for interpreting and reviewing compliance with the stock ownership guidelines as they relate to the executive officers. The Committee believes that the executive stock ownership guidelines align executives’ interests with those of shareholders through equity-based incentives and stock ownership guidelines that facilitate a culture of ownership. The guidelines provide that the executive officers are expected to acquire and maintain ownership of shares of our common stock (including unvested restricted stock awards) having an aggregate market value that is at least equal to five times annual base salary for the CEO, three times annual base salary for the President, if separate from the CEO role, and two times annual base salary for the CFO and other executive officers. The executive officers are expected to retain ownership of all net shares (shares of common stock acquired as a result of the exercise or vesting of equity incentive awards granted, reduced by any shares sold, tendered, or retained to pay exercise price or tax withholding requirements related to such awards) acquired with respect to awards granted under the Company’s equity incentive plans, until the requisite ownership has been achieved. If an executive officer fails to comply with the guidelines, the Committee may determine that such person is not eligible for awards under the Company’s equity incentive plan until such time as he or she is in compliance. Any shares of stock subject to pledges or security interests will not be considered as owned in determining compliance with the stock ownership guidelines.

Hedging Prohibitions. Our Corporate Governance Principles prohibit our executive officers and directors from hedging the economic risk of ownership of our common stock. More specifically, our Corporate Governance Principles contain the following prohibition against hedging and derivative transactions related to the Company’s securities:

“Transactions in derivative securities may reflect a short-term and speculative interest in the Company’s securities and may create the appearance of impropriety, even where a transaction does not involve trading on inside information. Trading in derivatives may also focus attention on short- term performance at the expense of the Company’s long-term objectives. In addition, the application of securities laws to derivatives transactions can be complex, and persons engaging in derivatives transactions run an increased risk of violating securities laws. As a result, the Company’s directors and executive officers are prohibited from engaging in transactions in publicly-traded options, such as puts and calls, collars, and other derivative securities with respect to the Company’s securities. This prohibition also extends to any hedging or similar transaction designated to decrease the risks associated with holding Company securities including ‘zero cost collars,’ variable prepaid forward contracts, equity swaps and exchange funds. Stock options, stock appreciation rights, other securities issued pursuant to a Company equity incentive plans or other compensatory arrangements with the Company, and broad-based index options, futures or baskets are not subject to this prohibition.”

Our Corporate Governance Principles can be accessed through our website at www.hurco.com/investors under “Corporate Governance.”

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Medical, Disability and Life Insurance. All full-time employees, including the named executive officers, are eligible to participate in insurance benefits coverage to help manage the financial impact of ill health, disability, and death. In addition, our named executive officers are provided supplemental disability benefits and our Executive Chairman and President and CEO are each provided with split-dollar life insurance benefits.

Retirement Benefits. We sponsor a 401(k) plan in which all full-time employees are eligible to participate. The purpose of the plan is to provide an incentive for employees to save for their retirement income needs and to assist in our attraction and retention of employees. Our named executive officers participate in the 401(k) plan on the same basis as other eligible employees. We currently match 100% of the first 6% of a participant’s annual earnings that he or she contributes, up to the maximum permitted by law. We also maintain a deferred compensation program in which our named executive officers and other senior management employees may voluntarily participate. For additional information regarding the deferred compensation program, see “Nonqualified Deferred Compensation in 2022.”

Perquisites. The Committee believes that, even though the level of perquisites provided to the named executive officers is relatively minimal, perquisites are an integral component in establishing the competitiveness of our overall compensation program. Perquisites offered to the named executive officers include the use of company leased vehicles. For additional information regarding perquisites, see “Tabular Compensation Information.”

Employment Agreements

We have employment agreements with the following named executive officers: Mr. Volovic, Mr. Doar, and Ms. McClelland. Information regarding these employment agreements is found in this section under the heading “Employment Agreements” on page 55. Under the heading “Potential Payments upon Termination” on page 57, we also estimate the benefits that we would have paid to any of our named executive officers if their employment had terminated on October 31, 2022, under various scenarios.

The Committee believes that these agreements are an important part of the overall compensation arrangements for the applicable executives by helping to secure for us the continued employment and dedication of the executives (as well as certain noncompetition and other restrictive covenants), while simultaneously providing a reasonable amount of assurance of continued employment to them.

Compensation Decisions for Fiscal Year 2022

Details of the compensation payable to the named executive officers for fiscal year 2022 are disclosed in the tables and related discussion that follow this Compensation Discussion and Analysis.

Base Salaries. On November 9, 2021, employing the methodology described above under “Elements of Compensation,” the Committee established annual base salaries for the named executive officers for fiscal year 2022, which became effective January 1, 2022. The salary increases for Mr. Volovic, Ms. Jamison, and Mr. Wright were approximately 24%, 23%, and 32%, respectively, and intended to bring their respective base salaries more in line with market competitive ranges for their new respective roles and responsibilities. The salary increase for Ms. McClelland was approximately 3% and was in line with the average merit increase received by all U.S.-based Company employees. The salary decrease for Mr. Doar was approximately 8% and was intended to bring his base salary more in line with a market competitive range for his new role as Executive Chairman. The following table sets forth the annual base salary of each of the named executive officers for fiscal year 2021 and the annual base salary established by the Committee for each of those officers for fiscal year 2022, as well as the percentage change between the two years:

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	Fiscal Year 2021 Base Salary	Fiscal Year 2022 Base Salary	Percentage Change
Gregory S. Volovic	$458,865	$569,000	24.0%
Michael Doar	$509,850	$469,000	-8.0%
Sonja K. McClelland	$378,525	$390,000	3.0%
HaiQuynh Jamison	$162,740	$200,000	23.0%
Jonathon D. Wright	$173,744	$230,000	32.0%

Short-Term Incentive Compensation. On January 4, 2022, pursuant to the Cash Incentive Plan, the Committee approved the short-term incentive compensation arrangement for fiscal year 2022 for all named executive officers, with payout to occur thereunder in January 2023, if and to the extent the performance goals were attained during fiscal year 2022. Similar to fiscal year 2021, the Committee selected operating income margin and certain strategic objectives for the named executive officers as the performance measures, which are among the performance measures set forth in the Cash Incentive Plan. In determining the required performance levels for operating income margin that it established for fiscal year 2022, the Committee considered many factors including the Company’s short- and long-term strategic plan objectives that take into account the importance of factors such as the impact of recently completed acquisitions, research and development of new products, market penetration into new and sometimes price-competitive markets, diversification of products to include entry-level, mid-range, and premium products, and continued growth of the existing markets and product lines – all of which can significantly impact the level of operating income the Company achieves from year to year.

The performance goals related to our fiscal year 2022 operating income margin and certain strategic objectives for the named executive officers and payouts were weighted 70% on operating income margin and 30% on strategic objectives for each named executive officer.

Operating income margin was chosen as the primary performance metric because the Committee believes it continues to most directly correlate to our executives’ performance. An executive could earn a short-term incentive award due to success in achieving individual strategic objectives, even if performance fell below threshold on the operating income margin; however, the weighting of the two performance metrics encourages decisions that should benefit our overall profitability. Further, the Committee provided that if the fiscal year 2022 operating income margin was zero or negative, then no amounts would be paid under the 2022 short-term incentive arrangement, even if all or a portion of the performance goals under the strategic objectives component were attained. Participants had the ability to earn between 50% of target for achieving threshold performance and 200% of target for achieving maximum performance for each metric.

In January 2022, the Committee established the following payout levels that would be associated with the degree to which the operating income margin was attained for fiscal year 2022, which were the same as those approved by the Committee under the short-term incentive compensation plan for fiscal year 2021:

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Operating Income Margin	Threshold	Target	Exceeds	Maximum
Actual Results	3%	6%	8%	10%
Percentage Payout Level	50%	100%	150%	200%

Payout levels will be interpolated for results between 3% and 6%, 6% and 8%, and 8% and 10%

In reaching its decision with respect to setting operating income margin threshold, target, exceeds, and maximum levels as set forth above, the Committee took into consideration the impact of COVID- 19 and other macroeconomic factors on the Company’s business; the Company’s current projections, business plan, and strategic plan; the negative operating profit recorded by the Company in recent periods; the desire to motivate and incentivize the named executive officers to perform and return the Company to consistent levels of profitability; and similar permissible factors.

In January 2022, the Committee also approved the strategic objectives set for each participating named executive officer and the associated payout levels for fiscal year 2022. Participants had the ability to earn between 50% and 200% of the target amount based on the overall achievement of the applicable 2022 strategic objectives set for each participant. The strategic objectives approved by the Committee for each of the participating named executive officers, and the related performance categories, were as follows:

	Performance Categories	Objectives
Gregory S. Volovic	Strategic Product Initiatives/Market Share	Identify and pursue next generation machine tool designs and expand upon current machine tool designs including: live tooling for lathes, alternative drive/motor solutions, and control technologies for Hurco, Milltronics, and Takumi branded products.
	Strategic Initiatives/Cost Reductions/Profit Improvement	Execute fiscal year 2022 business plan. Roll out growth initiatives for long-term strategies that include improved volume, pricing, and cost reductions to maximize profitability. Establish Central American Sales/Service Center for Hurco. Evaluate capital allocation plans based upon ongoing acquisition opportunities, dividend strategy, stock repurchase plan, and cashflow needs for the business. Continue identifying/evaluating possible target acquisition opportunities.
	Strategic Product Initiatives/Company Culture	Promote a collaborative, trust-based, and risk-tolerant culture. Establish a manufacturing risk mitigation strategy that includes an action plan that can be implemented as needed based upon specific criteria. Continue to build and cultivate employees to engage in our “Promote From Within First” initiative. Develop ESG initiatives to drive environmental and social responsibility into our products and supply chain.

Michael Doar	Strategic Initiatives/Leadership Development	Participate in transition activities and leadership development of executive team.
	Strategic Initiatives/Capital Allocation Plan	Evaluate capital allocation plans based upon ongoing acquisition opportunities, dividend strategy, stock repurchase plan, and cashflow needs for the business.
	Board Governance	Assist in the evaluation of members for standing committees.
	Investor Relations	Shareholder outreach.
	Corporate Governance/Sustainability Initiatives	Evaluate and assist the board and executive team in executing measurable sustainability plans.
	Strategic Initiatives/Market Share/Product Development	Evaluate acquisition opportunities (domestic and foreign) to accelerate growth of geographic market share and/or product development.

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	Performance Categories	Objectives
Sonja K. McClelland	Strategic Initiatives/Profit Improvement	Execute 2022 business plan sales and production.
	Asset Management/Profit Improvement/Cost Reduction	Execute the annual business plan initiatives for profitability and return on corporate assets. Execute 2022 targeted return on invested capital and total shareholder return.
	Strategic Initiatives/Liquidity and Capital Allocation	Evaluate capital allocation strategies and priorities, including: capital expenditures, M&A, dividends, and stock repurchases. Evaluate funding of strategic growth initiatives, including: sources and uses of cashflows, cost of capital, return on investment, and short-term and long-term financing options.
	Corporate Governance/Sustainability Initiatives	Evaluate sustainability initiatives, including: assess financial and operational reporting metrics; and evaluate policies and disclosures.
	Strategic Initiatives/Market Share/Product Development	Evaluate acquisition opportunities (domestic and foreign) to accelerate growth of geographic market share and/or product development.

HaiQuynh Jamison	Strategic Initiatives/ERP Systems Management	ERP system update: Assist international operations/personnel to assess and develop a multi-year plan for global systems upgrade.
	Succession Planning/Leadership Development	Corporate finance training and development: Assist in the evaluation and development of the global finance team to ensure successful transition and promotion of talent in key roles.
	Corporate Governance/Financial Reporting/Compliance	Assess and implement necessary changes to simplify/ streamline financial reporting processes, systems, and consolidation of information. Assess and implement necessary changes as required to comply with changes in regulatory and statutory requirements for financial reporting and disclosures.
	Corporate Governance/Sustainability Initiatives	Evaluate sustainability initiatives, including: assess financial and operational reporting metrics; and evaluate policies and disclosures.
	Strategic Initiatives/Market Share/Product Development	Evaluate acquisition opportunities (domestic and foreign) to accelerate growth of geographic market share and/or product development.

Jonathon D. Wright	Strategic Initiatives/Cost Reduction/Profit Improvement/Corporate Structure	Evaluate legal and other corporate governance service providers; revise and/or negotiate alternative fee structure to manage program cost. Evaluate global corporate and legal entity structuring.
	Strategic Initiatives/Risk Management	Implement business unit and/or global policies to support risk management and compliance programs and assess brokers, consultants and service providers.
	Corporate Governance/Sustainability Initiatives	Evaluate ESG initiatives and implement ESG strategy. Increase public ESG disclosure, evaluate reporting standards, and implement data collection controls for ESG initiatives.
	Strategic Initiatives/Market Share/Product Development	Evaluate acquisition opportunities (domestic and foreign) to accelerate growth of geographic market share and/or product development

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In January 2022, the Committee also established the target percentage by which the base salary of each named executive officer paid during fiscal year 2022 would be multiplied in order to determine the dollar amount that would be multiplied by the weighted-average percentage payout level applicable to each named executive officer following determination of such based on actual performance. The target amount for each named executive officer is set forth below:

Target Amount of Fiscal Year 2022 Base Salary
Gregory S. Volovic	100%
Michael Doar	85%
Sonja K. McClelland	75%
HaiQuynh Jamison	35%
Jonathon D. Wright	35%

On January 3, 2023, the Committee determined the degree to which the operating income margin metric and the strategic objectives for fiscal year 2022 were attained, and the resulting payout level relative to the target amount for each metric. For fiscal year 2022, the Company achieved a 5.1% operating income margin and, therefore, the Committee determined that the resulting percentage payout level relative to the target amount for that metric was 85.0%. In determining the potential payout level associated with the above strategic objectives set for fiscal year 2022 for each of the named executive officers, the Committee assessed the level of achievement of those strategic objectives. As a result, the Committee determined that the resulting percentage payout level relative to the target amount for the strategic objectives was: for Mr. Volovic – 100%; for Mr. Doar – 100%; for Ms. McClelland – 100%; for Ms. Jamison – 100%; and for Mr. Wright – 200%.

The weightings applicable to each of the operating income margin metric and the 2022 strategic objectives metric set forth above for each named executive officer were then applied to the percentage payout level for each metric as determined by the Committee, resulting in a weighted- average percentage payout level relative to the target amount for each such executive. The weighted- average percentage payout level applicable to each named executive officer was then multiplied by his or her target amount of fiscal year 2022 base salary listed above.

The Committee retained the discretion to adjust downward, but not upward, the amount of the compensation that would otherwise be payable under the 2022 short-term incentive compensation arrangement. The Committee did not exercise that discretion with respect to the amounts payable under the 2022 short-term incentive compensation arrangement.

The following table sets forth the total short-term incentive compensation amounts awarded to each named executive officer related to fiscal year 2022:

	Operating Income Margin	Strategic Objectives	Total Short-Term Compensation
Gregory S. Volovic	$338,555	$170,700	$509,255
Michael Doar	$237,197	$119,595	$356,792
Sonja K. McClelland	$174,038	$87,750	$261,788
HaiQuynh Jamison	$41,650	$21,000	$62,650
Jonathon D. Wright	$47,898	$48,300	$96,198

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Long-Term Incentive Compensation.

Earned PSU Awards for Fiscal Years 2020-2022. On January 3, 2023, the Committee also determined the degree to which the long-term incentive compensation arrangement approved for the fiscal years 2020-2022 performance period was attained, and the resulting payout level relative to the target amount for each metric.

The performance and payout standards for the PSUs – TSR for the fiscal years 2020-2022 performance period that were established by the Committee in 2020 are set forth immediately below:

PSUs – TSR	Threshold	Target	Maximum
Performance Range	30th Percentile	55th Percentile	90th Percentile
Payout Range	50% of Target Shares	100% of Target Shares	200% of Target Shares

Awards will be interpolated for results between the 30th and 55th percentiles and the 55th and 90th percentiles

For fiscal years 2020 through 2022, the Company’s TSR performance over the three-year period of (21.9%) is positioned between the 30th percentile TSR of (27.4%) and the 55th percentile TSR of (0.3%), relative to the TSR of the companies in our 2020 peer group. As such and based on the applicable performance and payout standards noted above, the Committee determined that the resulting interpolated percentage payout level relative to the target amount for the fiscal years 2020- 2022 PSUs – TSR was 60.1%.

The performance and payout standards for the PSUs – ROIC for the fiscal years 2020-2022 performance period that were established by the Committee in 2020 are set forth immediately below.

PSUs – ROIC	Threshold	Target	Maximum
Average ROIC	7%	8%	13%
Payout Range	50% of Target Shares	100% of Target Shares	200% of Target Shares

Awards will be interpolated for results between 7% and 8% and 8% and 13%

As calculated under our 2020 long-term incentive compensation arrangement, the Company’s average ROIC for fiscal years 2020 through 2022 was 1.4%. As such and based on the applicable performance and payout standards previously noted, the Committee determined that the resulting percentage payout level relative to the target amount for the fiscal years 2020-2022 PSUs – ROIC was zero.

Based on these determinations, the Committee approved the following number of PSUs earned and vested pursuant to the long-term incentive compensation plan for each named executive officer, except Ms. Jamison and Mr. Wright, who did not hold any PSUs with the fiscal years 2020-2022 performance period:

	Target Performance Shares		Grant Date Fair Value	Actual Performance Shares Earned		Vest Date Fair Value
	TSR	ROIC	$[1]	TSR	ROIC	$[2]
Gregory S. Volovic	7,691	8,336	675,033	4,622	-	121,928
Michael Doar	12,818	13,892	1,124,988	7,703	-	203,205
Sonja K. McClelland	6,409	6,946	562,495	3,851	-	101,589

(footnotes on following page)

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[1]	Amounts related to target PSU awards represent the value at the grant date based upon the probable outcome of the performance conditions. Amounts related to the PSUs designated as “PSUs-TSR” were calculated using the Monte Carlo approach. Amounts related to the PSUs designated as “PSUs-ROIC” were calculated using the closing sales price of our common stock on the grant date.
[2]	Amounts related to PSU awards that were earned and vested represent the value at the vest date based upon the actual outcome of the performance conditions. Amounts were calculated using the closing sales price of our common stock on the vest date of January 3, 2023.

Because Ms. Jamison and Mr. Wright were not executive officers in January 2020 when the PSUs described above were granted to our executive officers, they did not receive such grants. However, Ms. Jamison and Mr. Wright each received 559 restricted shares in November 2019 as part of the fiscal year 2020 annual equity grants to key employees, which restricted shares vest in thirds on each of the three anniversaries of the date of grant.

Restricted Share and PSU Awards for Fiscal Years 2022-2024. On January 4, 2022, the Committee approved a long-term incentive compensation arrangement for the named executive officers in the form of restricted shares and PSUs awarded under the Hurco Companies, Inc. 2016 Equity Incentive Plan (as amended, the “2016 Plan”). The awards were weighted as approximately 25% time-based vesting (in equal installments over three years) and approximately 75% performance-based vesting (at the end of a three-year period, to the extent certain performance metrics or criteria are satisfied). The three-year performance period for those awards is fiscal years 2022 through 2024.

The Committee granted the awards of restricted shares and target number of PSUs to the named executive officers effective as of January 4, 2022, as follows:

	Restricted Shares	PSUs – TSR	PSUs – ROIC
Gregory S. Volovic	8,225	12,001	11,517
Michael Doar	7,404	10,801	10,365
Sonja K. McClelland	6,169	9,001	8,637
HaiQuynh Jamison	822	1,200	1,151
Jonathon D. Wright	822	1,200	1,151

The PSUs designated as “PSUs – TSR” were weighted as approximately 40% of the overall long- term incentive compensation arrangement and will vest and be paid based on our TSR over the three- year period, relative to the TSR over that period of the companies in our peer group. The companies comprising the peer group for the purposes of this award are set forth below under “The Committee’s Processes and Analyses – Use of Peer Group Data.” Participants will have the ability to earn between 50% of the target number of PSUs for achieving threshold performance and 200% of the target number of PSUs for achieving maximum performance. The performance and payout standards for the PSUs – TSR are as follows:

PSUs – TSR	Threshold	Target	Maximum
Performance Range	30th Percentile	55th Percentile	90th Percentile
Payout Range	50% of Target Shares	100% of Target Shares	200% of Target Shares

Awards will be interpolated for results between the 30th and 55th percentiles and the 55th and 90th percentiles

The PSUs designated as “PSUs – ROIC” were weighted as approximately 35% of the overall long- term incentive compensation arrangement and will vest and be paid based on the achievement of pre- established goals related to our average ROIC over the three-year period. Average ROIC may be hereafter adjusted by the Committee to exclude the effects of unanticipated material transactions or events such as acquisitions, divestitures, accounting changes, restructurings, and special charges or gains (determined according to objective criteria established by the Committee). Participants will have the ability to earn between 50% of the target number of PSUs for achieving threshold performance and 200% of the target number of PSUs for achieving maximum performance. The performance and payout standards for the PSUs – ROIC are as follows:

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PSUs – ROIC	Threshold	Target	Maximum
Average ROIC	4%	6%	12%
Payout Range	50% of Target Shares	100% of Target Shares	200% of Target Shares

Awards will be interpolated for results between 4% and 6% and 6% and 12%

From time to time, the Committee reassesses the threshold, target, and maximum performance levels relating to newly-granted performance-based awards, considering a number of factors, including, among others: (1) the impact of recent acquisitions on the overall product portfolio and strategy of the Company, including entry into more price-competitive and lower-margin product and/or brand categories; (2) whether historical experience or payout levels indicate that the previously established threshold, target, or maximum payout levels may have been too high or too low to accomplish the compensation program’s objectives; (3) the disproportionate impact a year with low or negative financial performance can have on the average over a three-year performance period, particularly in a highly-cyclical industry or market and in light of COVID-19’s impact on the Company’s business; (4) recruitment and retention of a skilled and experienced management team; (5) the review of other market practices and peer group information in the executive compensation context; and (6) an assessment of other macroeconomic factors and indicators with a high probability of impacting our business. Based on the factors described above, and as described in our Proxy Statement for our 2022 Annual Meeting of Shareholders, in January 2021, the Committee determined to reduce the threshold and target levels for PSUs – ROIC subject to a performance period of fiscal years 2021-2023 from 6% and 8%, to 4% and 6%, respectively. In doing so, the Committee determined that an appropriate adjustment should be made to reflect the fact that it would likely take some period of time for our business to normalize after experiencing significant impact from the COVID-19 pandemic and that any interim normalization period would present a significant drag on one-year performance and a three-year ROIC average. The Committee also considered the Company’s strategic plan and the importance of incentivizing a senior executive team during performance periods containing interim periods with a challenging business environment. However, the Committee decided to retain the maximum performance payout level for the above-referenced PSUs – ROIC awards at 12%, to both incentivize significant and quick improvement in the Company’s return on invested capital metrics and to manage program costs in the event business conditions normalized more quickly than anticipated. In January 2022, the Committee reconsidered these factors, and based upon the continuance of many of them, determined to maintain the threshold and target levels for PSUs – ROIC subject to a performance period of fiscal years 2022-2024 at 4% and 6%, respectively, and also to maintain the maximum level at 12%.

Compensation Decisions for Fiscal Year 2023

Base Salaries. On November 9, 2022, employing the methodology described above under “Elements of Compensation,” the Committee established annual base salaries for all of our named executive officers for fiscal year 2023, to become effective January 1, 2023. The salary increases for Ms. Jamison of approximately 5% and for Mr. Wright of approximately 14% were intended to bring their salaries more in line with market competitive ranges for their respective roles and responsibilities. The salary increases for Mr. Volovic of 4% and for Ms. McClelland of 3% were generally in line with the average merit increase received by all U.S.-based Company employees. The salary decrease for Mr. Doar was approximately 4% and was intended to bring his base salary more in line with a market competitive range for his role as Executive Chairman.

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The following table sets forth the annual base salary of each of the named executive officers for 2022 and the annual base salary established by the Committee for each of those officers for 2023, as well as the percentage change between the two years:

	Fiscal Year 2022 Base Salary	Fiscal Year 2023 Base Salary	Percentage Change
Gregory S. Volovic	$569,000	$591,760	4%
Michael Doar	$469,000	$450,240	-4%
Sonja K. McClelland	$390,000	$401,700	3%
HaiQuynh Jamison	$200,000	$210,000	5%
Jonathon D. Wright	$230,000	$262,200	14%

Short-Term Incentive Compensation. On January 3, 2023, pursuant to the Cash Incentive Plan, the Committee approved the short-term incentive compensation arrangement for fiscal year 2023 for all named executive officers, with payout to occur thereunder in January 2024, if and to the extent the performance goals are attained during fiscal year 2023. Similar to fiscal year 2022, the Committee selected operating income margin and certain strategic objectives for the named executive officers as the performance measures, which are among the performance measures set forth in the Cash Incentive Plan. While the Committee decided to maintain the performance measures for the short- term incentive compensation arrangement, the Committee also reassessed the required performance levels for operating income margin that it established for fiscal year 2023.

Following the end of fiscal year 2023, the Committee will determine the degree to which the operating income margin goal and the strategic objectives were attained, and the resulting payout level relative to the target amount for each metric. The Committee retains the discretion to adjust downward, but not upward, the amount of compensation that would otherwise be payable under the 2023 short-term incentive compensation arrangement.

Long-Term Incentive Compensation. On January 3, 2023, employing the methodology described above under “Elements of Compensation,” the Committee also determined the amount, terms, and conditions of the long-term incentive compensation arrangement for the named executive officers for the performance period of fiscal years 2023-2025. Although the Committee retained the overall general allocation of award value between restricted shares (targeted at approximately 25% of long- term incentive compensation award value) and PSUs (targeted at approximately 75% of long-term incentive compensation award value), the Committee decided to tie the vesting and earning of the PSUs to the performance measures of net income (“PSUs – NI”) and free cash flow (“PSUs – FCF”), which are among the performance measures permitted by the 2016 Plan.

In reaching its decision to select net income and free cash flow as the performance measures under the long-term incentive compensation arrangement for the performance period of fiscal years 2023- 2025, the Committee considered a number of factors, including, among others, that: (1) net income remains a powerful, yet simple, metric of company profitability by concentrating crucial information into a single number; (2) net income for public companies is readily available through many third- party intermediary sources, which facilitates accountability by allowing investors to compare investments across sectors and industries and against alternative investments among peers; (3) as a measure of profitability, assuming appropriate thresholds are set, net income performance measures would generally avoid vesting and payment of awards in periods of sustained company unprofitability; (4) free cash flow may provide insight into how financially capable a company is at having quick access to cash in case of unexpected debts or obligations, which is particularly important to companies operating in cyclical industries like ours; (5) net income and free cash flow both align with our balanced approach to capital allocation strategy of prioritizing a strong balance sheet and liquidity position while recognizing the importance of accretive growth and returning value to shareholders through dividends and stock repurchases when appropriate; and (6) net income and free cash flow remain among some of the most popular performance measures for public company executive compensation arrangements and, therefore, are likely in line with market and shareholder expectations. For all these reasons, the Committee believes that net income and free cash flow appropriately align executive compensation with Company and individual performance.

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In reaching its decision to move away from relative TSR and average ROIC, the Committee considered a number of factors, including among others, that: (1) profit margin and profitability are already sufficiently taken into consideration by virtue of the operating income margin performance measure under the fiscal year 2023 short-term incentive arrangement and the net income performance measure under the new 2023 long-term incentive compensation arrangement; and (2) relative TSR has inherent limitations when representative peer groups are difficult to establish and maintain due to the following: (a) our position as a small or mid-cap industrial company results in few options for comparably sized peers; (b) our significant geographic footprint and contributions from international business are less applicable to many other small or mid-cap industrial companies; (c) our non- calendar fiscal year-end could distort relative share performance due to natural seasonality in capital markets and/or other timing differences among the peer group and normally-recurring earnings announcements; (d) the additional inherent relative business cyclicality in a business focused on capital goods specifically, rather than industrials, more generally; and (e) the frequent disqualification of peers due to business combination transactions or other external factors or forces. For these reasons and others, the Committee believes it was an appropriate time to consider alternative performance measures under its 2023 long-term incentive compensation arrangement that might better focus executive compensation with Company and individual performance.

Therefore, effective January 3, 2023, the Committee granted the awards below of restricted shares and target number of PSUs to each of the named executive officers. The restricted shares will vest in equal installments over three years and the three-year performance period for the PSUs will be fiscal years 2023 through 2025.

	Restricted Shares	PSUs – NI	PSUs - FCF
Gregory S. Volovic	11,846	18,953	16,584
Michael Doar	8,529	13,646	11,940
Sonja K. McClelland	7,107	11,372	9,950
HaiQuynh Jamison	947	1,516	1,326
Jonathon D. Wright	947	1,516	1,326

The PSUs designated as “PSUs – NI” were weighted as approximately 40% of the overall long-term incentive compensation arrangement and will vest and be paid based on our average net income for the performance period, relative to pre-established threshold, target, and maximum payout levels. Participants will have the ability to earn between 50% of the target number of shares for achieving threshold performance and 200% of the target number of shares for achieving maximum performance.

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The PSUs designated as “PSUs – FCF” were weighted as approximately 35% of the overall long- term incentive compensation arrangement and will vest and be paid based on the achievement of pre- established goals related to our average free cash flow over the three-year period. Free cash flow for any fiscal year in the performance period is defined as cash flow from operating activities (as reported in our audited financial statements for the period in question), minus capital expenditures (including software capitalization, since it represents a normal, recurring feature of our business). Participants will have the ability to earn between 50% of the target number of shares for achieving threshold performance and 200% of the target number of shares for achieving maximum performance.

The Committee’s Processes and Analyses

Role of Committee and Input from Management. The Committee is responsible for determining our executive compensation philosophy, objectives, policies, and programs and approves or ratifies all compensation-related decisions for the named executive officers. When making executive compensation decisions, the Committee considers the input of Pay Governance and, for all executives other than our CEO and our Executive Chairman, the recommendation of our CEO. Our CEO recommends salary levels, short-term incentive compensation awards, equity-based compensation awards, and perquisites for our other named executive officers other than the Executive Chairman. Our CEO’s and Executive Chairman’s compensation are determined solely by the Committee with the assistance of Pay Governance. The Compensation Committee applies the same principles for executive compensation in determining our CEO’s and Executive Chairman’s compensation that it applies in determining the compensation of our other named executive officers.

Role of Compensation Consultant. In 2021 and 2022, the Committee engaged Pay Governance to advise and assist the Committee related to executive compensation matters. Pay Governance is retained directly by the Committee, reports directly to the Committee, and participates in certain Committee meetings. In this regard, from time to time, Pay Governance advises and assists the Compensation Committee:

•	in determining the appropriate objectives and goals of our executive compensation program;
•	in designing compensation programs that fulfill those objectives and goals;
•	in reviewing the primary components of that compensation;
•	in evaluating the effectiveness of our compensation programs, including pay-for performance alignment;
•	in identifying appropriate pay positioning strategies and pay levels in our executive compensation program;
•	in identifying comparable companies and compensation surveys for the Committee to use to benchmark the appropriateness and competitiveness of our executive compensation program; and
•	in determining the appropriate share reserve level and other amendments to incorporate into the 2016 Plan, which were approved by our shareholders at our 2022 Annual Meeting of Shareholders.

Pay Governance may, from time to time, contact our executive officers for information necessary to fulfill its assignment and may make reports and presentations to and on behalf of the Committee that our executive officers also receive.

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Pay Governance and its affiliates did not provide any other services to us or our affiliates during 2021 or 2022. In addition, the Committee has determined that the work of Pay Governance and its employees has not raised any conflict of interest.

Use of Peer Group Data. With the assistance of Pay Governance, in 2021 and 2022, the Committee approved the composition of a peer group of publicly-traded companies that were selected on the basis of industry, revenue, global operations, employee size, and market capitalization for use in the Committee’s 2022 fiscal year and 2023 fiscal year analyses of executive compensation.

The following companies made up the peer group utilized for fiscal year 2022 executive compensation determinations:

•	Ampco-Pittsburgh Corporation	•	Graham Corporation	•	Proto Labs, Inc.
•	Broadwind, Inc.	•	Helios Technologies	•	QAD Inc.
•	Douglas Dynamics, Inc.	•	IEC Electronics Corp.	•	Transcat, Inc.
•	DMC Global Inc.	•	Key Tronic Corporation	•	Twin Disc, Incorporated
•	The Eastern Company	•	The L.S. Starrett Company	•	UFP Technologies, Inc.
•	Energy Recovery, Inc.	•	Omega Flex, Inc.	•	Vishay Precision Group, Inc.
•	FARO Technologies, Inc.	•	Onto Innovation Inc.

The following companies made up the peer group utilized for fiscal year 2023 executive compensation determinations:

•	Ampco-Pittsburgh Corporation	•	Graham Corporation	•	Proto Labs, Inc.
•	Broadwind, Inc.	•	Helios Technologies	•	Transcat, Inc.
•	Douglas Dynamics, Inc.	•	Key Tronic Corporation	•	Twin Disc, Incorporated
•	DMC Global Inc.	•	The L.S. Starrett Company	•	UFP Technologies, Inc.
•	The Eastern Company	•	Omega Flex, Inc.	•	Vishay Precision Group, Inc.
•	Energy Recovery, Inc.	•	Onto Innovation Inc.
•	FARO Technologies, Inc.

The Committee uses the peer group data as one of several inputs when making compensation determinations. Periodically, the Committee also reviews trends data for the manufacturing industry from Willis Towers Watson to obtain a general understanding of current compensation practices in that industry as part of its analysis of executive compensation. In addition to the market data, the Committee may consider other factors such as an executive’s individual performance, experience in his or her position, and responsibilities that may not necessarily be benchmarked in market data.

Recoupment Policy

Our Corporate Governance Principles contain a compensation recoupment policy. Our Corporate Governance Principles are available on our website at www.hurco.com/investors under “Corporate Governance.” The recoupment policy provides that in the event that the Company restates previously released financial results, the Committee shall determine whether any incentive compensation (defined as all equity-based and non-equity based compensation, the amount, payment and/or vesting of which was determined based wholly or in part on the value of the Company’s financial results or the achievement of specified performance measures) paid or awarded to executive officers during the three years preceding the restatement should be recovered by the Company. If the Committee determines that the amount of any incentive compensation paid to executive officers (the “Awarded Compensation”) during the three-year period preceding the date of restatement exceeded the amount that would have been paid based on the restated financial results (the “Adjusted Compensation”), and the restatement resulted from the Company’s material noncompliance, due in whole or part to intentional fraud or ethical misconduct, with any financial reporting requirement under the federal securities laws, then the Committee shall determine whether the Company should, except as provided below, recover the after-tax portion of the difference between the Awarded Compensation and the Adjusted Compensation for the affected executive officer.

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In making the determination whether the Company should recover any incentive compensation, the Committee will take any appropriate considerations into account, including the role the executive officer played in contributing to the events that caused the restatement, the likelihood of success in recovering the amounts under applicable law, the costs of seeking recovery, and whether the assertion of a claim may prejudice the interests of the Company in any related proceeding or investigation relating to the circumstances giving rise to the restatement.

The SEC recently adopted final rules under the Dodd-Frank Act directing national securities exchanges to establish listing standards requiring listed companies to adopt compensation recoupment policies containing certain provisions. The Committee will consider appropriate modifications to the Company’s recoupment policy to comply with the new rules and listing standards once they are finalized.

Tax Considerations

Section 409A of the Internal Revenue Code affects the payments of certain types of deferred compensation to key employees and includes requirements relating to when payments under such arrangements can be made, acceleration of benefits, and timing of elections under such arrangements. Failure to satisfy these requirements will generally lead to an acceleration of the timing for including deferred compensation in an employee’s income, as well as certain penalties and interest. Our nonqualified deferred compensation arrangements are intended to comply with the effective requirements of Section 409A as required by law or regulation.

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Report of the Compensation Committee

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act.

The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on that review and those discussions, the Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A and incorporated by reference in the Company’s Annual Report on Form 10-K for its 2022 fiscal year.

Timothy J. Gardner, Chairman
Thomas A. Aaro Jay Longbottom

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Assessment of Compensation-Related Risks

On an ongoing basis as part of our strategic business planning process, the named executive officers and key senior management conduct an assessment of the current risks arising from our compensation policies and practices. This team reviews and discusses the characteristics and approval policies of compensation programs for all employees, including salaries, equity awards, and cash bonuses, to determine whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on us.

In November 2022, we reviewed and discussed all components of our compensation policies and practices with our Board as part of our business plan review and approval process. In addition, the Compensation Committee met separately to review the management team’s assessment of the risks that could arise from our compensation policies and practices. As part of their review, the Compensation Committee specifically considered factors that reduce the likelihood of excessive risk- taking, such as our overall compensation levels being competitive with the market, the balance between fixed components like salary and benefits, and short and long-term incentive compensation. The Committee has discretion to adjust downward the amount of compensation that would otherwise be payable under the short-term incentive compensation program, which it could do if it determines that an executive caused the Company to incur unnecessary or excessive risk. The compensation mix of cash (salary and short-term incentive) and equity incentives align with the market and the Company’s peers and are linked to business performance. The short-term and long-term incentive plans are linked to specific formulas and have payout ceilings. The fiscal years 2022 and 2023 short- term incentive compensation arrangements also provide that no amounts will be paid under the strategic objectives component if our operating income margin is zero or negative. Our stock ownership guidelines link executives’ and non-employee directors’ interests to the interests of shareholders, and our incentive compensation recoupment policy would permit us to recover certain incentive compensation paid to executive officers in the event of wrongdoing on the part of the executives.

Based on such assessments, we believe that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

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Tabular Compensation Information

The following table summarizes the compensation information for our named executive officers for each of the fiscal years ended October 31, 2022, 2021, and 2020:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary $	Bonus $[1]	Stock Awards $[2]	Non-Equity Incentive Plan Compensation $[3]	All Other Compensation $[4]	Total $
Gregory S. Volovic	2022	547,820	-	999,953	509,255	82,987	2,140,015
President and Chief	2021	435,601	-	899,980	312,770	34,804	1,683,155
Executive Officer	2020	417,072	-	899,997	-	32,399	1,349,468

Michael Doar	2022	476,856	-	899,998	356,792	92,620	1,826,266
Executive Chairman	2021	509,850	-	999,976	408,849	90,564	2,009,239
	2020	509,755	-		-	78,460	2,088,194
				1,499,979

Sonja K. McClelland	2022	387,793	-	749,958	261,788	23,447	1,422,986
Executive Vice	2021	368,473	-	749,975	227,655	22,469	1,368,572
President,	2020	360,433	-	749,971	-	20,592	1,130,996
Treasurer and
Chief Financial
Officer

HaiQuynh Jamison[5]	2022	192,835	-	99,955	62,650	13,963	369,403
Corporate Controller	2021	160,097	33,750	19,983	-	9,840	223,670
and Principal
Accounting Officer

Jonathon D. Wright[5]	2022	219,182	-	99,955	96,198	15,889	431,224
General Counsel and	2021	170,922	40,000	19,983	-	10,490	241,395
Corporate Secretary

[1]	Represents discretionary cash bonuses awarded to Ms. Jamison and Mr. Wright under the Company’s non-named executive officer discretionary cash bonus program related to fiscal year 2021 performance. Because Ms. Jamison and Mr. Wright were not executive officers at the time the fiscal year 2021 short-term incentive compensation parameters for executive officers were established, they did not participate in that arrangement for fiscal year 2021.
[2]	Represents the grant date fair value of stock awards determined in accordance with Accounting Standards Codification Topic 718, or ASC 718. The stock awards consist of restricted share awards and PSU awards for Mr. Volovic, Mr. Doar and Ms. McClelland in fiscal years 2020 and 2021 and for all named executive officers in fiscal year 2022. Amounts related to restricted share awards are calculated using the closing sales price of our common stock on the grant date. Amounts related to PSU awards represent the value at the grant date based upon the probable outcome of the performance conditions. Amounts related to the PSUs designated as “PSUs – TSR” are calculated using the Monte Carlo approach. Amounts related to the PSUs designated as “PSUs – ROIC” are calculated using the closing sales price of our common stock on the grant date.

(footnotes continue next page)

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The following table presents the grant date fair value of the PSU awards included in the “Stock Awards” column and the grant date fair value of these awards assuming that the highest level of performance conditions would be achieved:

			PSU Awards
	Fiscal Year of Grant	Fiscal Years Performance Period	Grant Date Fair Value (Based on Probable Outcome) $	Grant Date Fair Value (Based on Maximum Performance) $
Gregory S. Volovic	2022	2022-2024	749,995	1,499,990
	2021	2021-2023	674,984	1,349,968
	2020	2020-2022	675,033	1,350,066

Michael Doar	2022	2022-2024	674,990	1,349,980
	2021	2021-2023	749,983	1,499,966
	2020	2020-2022	1,124,989	2,249,978

Sonja K. McClelland	2022	2022-2024	562,482	1,124,964
	2021	2021-2023	562,473	1,124,946
	2020	2020-2022	562,495	1,124,990

HaiQuynh Jamison	2022	2022-2024	74,975	149,950

Jonathon D. Wright	2022	2022-2024	74,975	149,950

[3]	Represents amounts earned in the specified fiscal year and paid in the following fiscal year under the specified fiscal year’s short-term incentive compensation arrangement. See “Compensation Discussion and Analysis—Compensation Decisions for Fiscal Year 2022—Short-Term Incentive Compensation” for additional information regarding the 2022 short-term incentive compensation arrangement.
[4]	The following table summarizes the information included in the All Other Compensation column in the Summary Compensation Table:

	Fiscal Year	Leased Auto ($)	Supplemental Disability Insurance ($)	Matching 401(k) Plan Contributions ($)	Split-Dollar Life Insurance ($)	Total ($)
Gregory S. Volovic	2022	-	18,054	18,300	46,633	82,987
	2021	-	17,404	17,400	-	34,804
	2020	-	15,299	17,100	-	32,399

Michael Doar	2022	31,560	13,171	18,300	29,589	92,620
	2021	29,441	10,761	17,400	32,962	90,564
	2020	25,655	11,957	17,100	23,748	78,460

Sonja K. McClelland	2022	-	5,147	18,300	-	23,447
	2021	-	5,069	17,400	-	22,469
	2020	-	3,492	17,100	-	20,592

HaiQuynh Jamison	2022	-	323	13,640	-	13,963
	2021	-	240	9,600	-	9,840

Jonathon D. Wright	2022	-	323	15,566	-	15,889
	2021	-	240	10,250	-	10,490

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The amounts shown in the Leased Auto column represent either the portion of the lease cost for automobiles leased by us allocable to an executive’s personal use of the automobile or the sum of a monthly car allowance that is added to an executive’s salary. For automobiles leased by us where the automobile is used for both business and personal purposes, the percentage of personal use is calculated and applied to the lease and operating expenses.

The Split-Dollar Life Insurance amounts represent a portion of the premium paid on insurance policies we own on the life of the employee. All cash contributions are returned to us upon employee separation or death of the insured. We pay the full amount of the premiums and are the beneficiary for a portion of the policies’ death benefit. By policy endorsement, the employee has the right to designate the beneficiary for the death benefit.

[5]	As permitted by SEC rules, because fiscal year 2021 was Ms. Jamison’s and Mr. Wright’s first year as a named executive officer, the compensation paid to them prior to fiscal year 2021 is not included in this table.

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GRANTS OF PLAN-BASED AWARDS IN 2022 TABLE

The following table provides information regarding awards related to the 2022 short-term incentive compensation arrangement (referred to as “2022 S-T Compensation” in the table), PSU awards, and restricted share awards granted during fiscal year 2022 to the named executive officers.

Name & Awards	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)[1]
		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)
Gregory S. Volovic
2022 S-T Compensation	1/4/22	284,500	569,000	1,138,000
2022-2024 PSU-TSR	1/4/22				6,001	12,001	24,002		399,993
2022-2024 PSU-ROIC	1/4/22				5,759	11,517	23,034		350,002
2022-2024 Restricted Shares	1/4/22							8,225	249,958

Michael Doar
2022 S-T Compensation	1/4/22	199,325	398,650	797,300
2022-2024 PSU-TSR	1/4/22				5,401	10,801	21,602		359,997
2022-2024 PSU-ROIC	1/4/22				5,183	10,365	20,730		314,992
2022-2024 Restricted Shares	1/4/22							7,404	225,008

Sonja K. McClelland
2022 S-T Compensation	1/4/22	146,250	292,500	585,000
2022-2024 PSU-TSR	1/4/22				4,501	9,001	18,002		300,003
2022-2024 PSU-ROIC	1/4/22				4,319	8,637	17,274		262,478
2022-2024 Restricted Shares	1/4/22							6,169	187,476

HaiQuynh Jamison
2022 S-T Compensation	1/4/22	35,000	70,000	140,000
2022-2024 PSU-TSR	1/4/22				600	1,200	2,400		39,996
2022-2024 PSU-ROIC	1/4/22				576	1,151	2,302		34,979
2022-2024 Restricted Shares	1/4/22							822	24,981

Jonathon D. Wright
2022 S-T Compensation	1/4/22	40,250	80,500	161,000
2022-2024 PSU-TSR	1/4/22				600	1,200	2,400		39,996
2022-2024 PSU-ROIC	1/4/22				576	1,151	2,302		34,979
2022-2024 Restricted Shares	1/4/22							822	24,981

[1]	Amounts represent the grant date fair value of the awards determined in accordance with ASC 718, calculated using $30.39, the closing price of our common stock as reported by Nasdaq on January 4, 2022, for the restricted shares and the PSUs designated as “PSUs – ROIC,” and $33.33, the calculated price using the Monte Carlo approach, for the PSUs designated as “PSUs – TSR.” Amounts related to PSU awards represent the value at the grant date based upon the probable outcome of the performance conditions.

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Our named executive officers are eligible to participate in the 2016 Plan, which was approved by our shareholders in March 2016 and amended upon approval by our shareholders in March 2022. The 2016 Plan provides for equity-based incentive awards in the form of stock options, stock appreciation rights, restricted stock, stock units, and other stock-based awards. Under the 2016 Plan, the Compensation Committee has the authority to determine the persons to whom awards will be granted, the timing, type and number of shares covered by each award, and the terms and conditions of the awards. Prior to shareholder approval of the 2016 Plan, the named executive officers were eligible to participate in the Hurco Companies, Inc. 2008 Equity Incentive Plan (the “Prior Plan”). Upon shareholder approval of the 2016 Plan, no further awards have been or will be made under the Prior Plan.

The number of shares of our common stock that may be the subject of awards and issued under the 2016 Plan is equal to the following: (1) 470,000, which was the number of shares available under the 2016 Plan when it originally became effective; plus (2) 850,000, the number of additional shares that became available when the 2016 Plan was amended and restated upon approval of our shareholders in March 2022; plus (3) 386,048 shares that remained available for future grants under the Prior Plan on the date our shareholders originally approved the 2016 Plan. In addition, any shares of our common stock subject to an award under the 2016 Plan, or to an award granted under the Prior Plan that was outstanding on the date our shareholders approved the 2016 Plan, that expires, is cancelled, or forfeited, or is settled for cash will, to the extent of such cancellation, forfeiture, expiration, or cash settlement, automatically become available for future awards under the 2016 Plan. As of October 31, 2022, there were 949,112 shares of our common stock available for issuance of future awards under the 2016 Plan.

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OUTSTANDING EQUITY AWARDS
AT 2022 FISCAL YEAR END TABLE

The following table summarizes the outstanding equity awards held by the named executive officers as of October 31, 2022:

	Option Awards				Stock Awards
					Time-based Awards			Performance-Based Awards
										Equity
								Equity		Incentive
								Incentive		Plan
								Plan		Awards:
								Awards:		Market
								Number		or Payout
					Number		Market	of		Value of
					of		Value of	Unearned		Unearned
					Shares		Shares	Shares,		Shares,
					or Units		or Units	Units or		Units or
	Number of	Number of			of Stock		of Stock	Other		Other
	Securities	Securities			That		That	Rights		Rights
	Underlying	Underlying			Have		Have	that Have		that Have
Name	Unexercised	Unexercised	Option	Option	Not		Not	Not		Not
and	Options (#)	Options (#)	Exercise	Expiration	Vested		Vested	Vested		Vested
Grant Date	Exercisable	Unexercisable	Price	Date	(#)		($)[1]	(#)		($)[1]
Gregory S. Volovic
01/02/20					1,985	[2]	$45,953
01/05/21					5,246	[3]	$121,445	24,327	[7]	$563,170
01/04/22					8,225	[4]	$190,409	23,518	[8]	$544,442
Michael Doar
12/12/12	8,256	-	$23.30	12/12/22
01/02/20					3,307	[2]	$76,557
01/05/21					5,826	[3]	$134,872	27,030	[7]	$625,745
01/04/22					7,404	[4]	$171,403	21,166	[8]	$489,993
Sonja K. McClelland
12/12/12	3,303	-	$23.30	12/12/22
01/02/20					1,653	[2]	$38,267
01/05/21					4,371	[3]	$101,189	20,272	[7]	$469,297
01/04/22					6,169	[4]	$142,812	17,638	[8]	$408,320
HaiQuynh Jamison
11/13/19					187	[5]	$4,329
11/12/20					455	[6]	$10,533
01/04/22					822	[4]	$19,029	2,351	[8]	$54,426
Jonathon D. Wright
11/13/19					187	[5]	$4,329
11/12/20					455	[6]	$10,533
01/04/22					822	[4]	$19,029	2,351	[8]	$54,426

[1]	Market value is calculated by multiplying the number of shares by $23.15, the closing price of our common stock as reported by Nasdaq on October 31, 2022, the last trading day of our 2022 fiscal year.
[2]	These restricted shares vested on January 2, 2023.
[3]	One-half of these restricted shares vested on January 5, 2023, and one-half will vest on January 5, 2024.
[4]	These restricted shares vest in thirds on each of the first, second, and third anniversary of the grant date, provided the recipient remains employed by the Company through that date.
[5]	These restricted shares vested on November 13, 2022.
[6]	One-half of these restricted shares vested on November 12, 2022, and one-half will vest on November 12, 2023.

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[7]	Represents PSUs designated as “PSUs – TSR” and “PSUs – ROIC” that were granted in 2021 with a performance period of fiscal years 2021-2023. The PSUs shown represent the target number of PSUs that have not yet been earned. The actual number of PSUs that will be earned and will vest after the 2021-2023 three-year performance period for the “PSUs – TSR” will be based on our total shareholder return over the three-year period, relative to the total shareholder return over that period of the companies in our 2021 peer group. The actual number of PSUs that will be earned and will vest after the 2021-2023 three-year performance period for the “PSUs – ROIC” will be based on the achievement of pre-established goals related to our average ROIC over the three-year period.
[8]	Represents PSUs designated as “PSUs – TSR” and “PSUs – ROIC” that were granted in 2022 with a performance period of fiscal years 2022-2024. The PSUs shown represent the target number of PSUs that have not yet been earned. The actual number of PSUs that will be earned and will vest after the 2022-2024 three-year performance period will depend on the extent to which the performance conditions outlined under “Compensation Discussion and Analysis – Compensation Decisions for Fiscal Year 2022 – Long-Term Incentive Compensation” are satisfied.

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OPTION EXERCISES AND STOCK VESTED IN 2022

The following table provides information regarding the exercise of stock options by the named executive officers during fiscal year 2022 and stock awards held by the named executive officers that vested during fiscal year 2022.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting
	(#)	($)[1]	(#)		($)[2]
Gregory S. Volovic	-	-	11,305	[3]	307,581
Michael Doar	-	-	17,392	[4]	468,413
Sonja K. McClelland	5,437	158,760	9,423	[5]	256,381
HaiQuynh Jamison	-	-	579	[6]	19,860
Jonathon D. Wright	-	-	579	[6]	19,860

[1]	Represents the difference between the option exercise price and the closing price of our common stock, as reported on the Nasdaq Global Select Market, on the date of exercise, multiplied by the number of shares of our common stock underlying the stock option.

[2]	Value realized is calculated (a) for the restricted shares that vested, by multiplying the closing price of our common stock, as reported on the Nasdaq Global Select Market, on the date of vesting by the number of restricted shares that vested; and (b) for the PSUs that were earned and vested, by multiplying the closing price of our common stock, as reported on the Nasdaq Global Select Market, on January 3, 2023, the date that the Compensation Committee certified the number of PSUs earned and vested, by the number of PSUs that were earned and vested.

[3]	Reflects (a) the vesting of 6,683 restricted shares, from which 1,910 shares were withheld for tax purposes; and (b) 4,622 PSUs that were earned and vested for the fiscal years 2020-2022 performance period that ended on October 31, 2022, based on the attainment of the applicable performance measures, of which 1,321 shares were withheld for tax purposes.

[4]	Reflects (a) the vesting of 9,688 restricted shares, from which 2,779 shares were withheld for tax purposes; and (b) 7,704 PSUs that were earned and vested for the fiscal years 2020-2022 performance period that ended on October 31, 2022, based on the attainment of the applicable performance measures, of which 2,210 shares were withheld for tax purposes.

[5]	Reflects (a) the vesting of 5,571 restricted shares, from which 1,489 shares were withheld for tax purposes; and (b) 3,852 PSUs that were earned and vested for the fiscal years 2020-2022 performance period that ended on October 31, 2022, based on the attainment of the applicable performance measures, of which 1,101 shares were withheld for tax purposes.

[6]	Reflects the vesting of restricted shares. Because Ms. Jamison and Mr. Wright were not executive officers in January 2020 when the PSUs for the 2020-2022 performance period were granted to our executive officers, they did not receive such grants. However, Ms. Jamison and Mr. Wright each received restricted shares in November 2018, November 2019, and November 2020, as part of the annual equity grants to key employees, which restricted shares vest in thirds on each of the three anniversaries of the date of grant.

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EQUITY COMPENSATION PLAN INFORMATION AT 2022 FISCAL YEAR END

The following table sets forth information regarding outstanding grants and shares available for grant under our existing equity compensation plans as of October 31, 2022.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights[1]	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights[2]	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) [3]
Equity compensation plans approved by security holders	130,574	$23.30	949,112
Equity compensation plans not approved by security holders	--	--	--
Total	130,574	$23.30	949,112

[1]	Consists of stock options and PSUs granted under the Prior Plan and the 2016 Plan. On January 3, 2023, the Compensation Committee determined the payouts of performance-based awards for the performance period of fiscal years 2020-2022. See section titled “Earned PSU Awards for Fiscal Years 2020-2022” in the section titled “Compensation Decisions for Fiscal Year 2022—Long-Term Incentive Compensation.” Thus, the number of PSUs included in these amounts consists of (a) 16,176 PSUs with respect to the 2020-2022 PSUs, (b) the threshold number of shares which participants are eligible to receive if anticipated threshold performance metrics are fully achieved with respect to the fiscal years 2021-2023 PSUs, and (c) the target number of shares which participants are eligible to receive if anticipated target performance metrics are fully achieved with respect to the fiscal years 2022-2024 PSUs. The actual number of PSU-related shares that will be issued under the awards referenced in clause (b) and (c) above depend on the performance over each applicable three-year performance period. The Company believes the use of threshold shares for performance-based awards with respect to fiscal years 2021-2023 PSUs and target shares for performance-based awards with respect to fiscal years 2022-2024 PSUs is a reasonable estimate, because achievement of higher payout levels relative to such performance-based awards is highly unlikely based upon the recent impact of COVID-19 and the corresponding Company results for such underlying performance periods to date. Although highly unlikely, if, instead, the awards referenced in clause (b) and (c) above paid out at the maximum number of shares which participants are eligible to receive if applicable performance metrics are fully achieved with respect to such awards, the number of securities to be issued would, rather, be 305,042. Because achievement of such performance metrics relative to such PSU awards is highly unlikely, the Company believes that number likely overstates dilution.

[2]	Weighted average exercise price is calculated using the exercise price for stock options. PSUs do not have an exercise price and, therefore, they have been excluded from the weighted average exercise price calculation in this column.

[3]	Consists of shares available for future issuance as stock options, stock appreciation rights, restricted stock, stock units, and other stock-based awards under the 2016 Plan, assuming threshold or target payouts under all performance and time-based equity awards granted under the 2016 Plan and remaining outstanding as of October 31, 2022, (as described in footnote 1 immediately above). The Company believes the use of threshold and target shares for performance-based awards with respect to fiscal years 2021-2023 and 2022-2024 PSUs is a reasonable estimate in calculating the number of securities remaining available for future issuance under the 2016 Plan as of October 31, 2022, because achievement of higher payout levels relative to such performance-based awards is highly unlikely based upon the recent impact of the COVID-19 pandemic and the corresponding Company results for such underlying performance periods to date. Indeed, as explained in footnote 1 above, because achieving a payout level exceeding threshold for performance awards subject to a

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performance period of fiscal years 2021-2023 is highly unlikely, the Company believes the estimate included in the table assuming payouts for these awards at target level to be even more conservative. Although highly unlikely, if, instead, the awards referenced in footnote 1 above paid out at the maximum number of shares which participants are eligible to receive if applicable performance metrics are fully achieved with respect to such awards, an additional 174,468 shares would be paid out pursuant to such awards. In such a case, the number of shares referenced in the table as remaining available for grant would correspondingly be reduced by twice the additional amount referenced in the immediately preceding sentence, due to the 2016 Plan's requirement that full value awards thereunder reduce the underlying share reserve by a 2:1 ratio. Because achievement of such performance metrics relative to such PSU awards is highly unlikely, the Company believes that number overstates dilution and that payouts for such awards at target share levels is a more reasonable estimate of securities remaining available for future issuance under the 2016 Plan.

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NONQUALIFIED DEFERRED COMPENSATION IN 2022

For Mr. Volovic and Mr. Doar, the only two named executive officers participating in the nonqualified deferred compensation plan, the following table provides information regarding fiscal year 2022 executive contributions, fiscal year 2022 earnings, and aggregate balances as of October 31, 2022. There were no Company contributions or aggregate withdrawals or distributions in fiscal year 2022.

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)
Michael Doar	$28,611	$(502,529)	$1,350,261
Gregory S. Volovic	$117,336	$(72,174)	$415,180

The amounts shown in this table are also included in the amounts shown in the “Salary” column of the Summary Compensation Table. All of the contributions by Mr. Doar and Mr. Volovic in fiscal year 2022 and prior fiscal years were reported in the Summary Compensation Table in fiscal year 2022 or prior fiscal years, as applicable. The aggregate balance shown includes earnings on such contributions.

The Hurco Companies, Inc. Deferred Compensation Plan II, or the DCPII, is a nonqualified deferred compensation plan in which senior managers and other highly compensated employees are eligible to participate. A committee consisting of our CEO, CFO, and Director of Human Resources administers the DCPII. This committee is authorized to interpret the DCPII, establish, amend, and rescind any rules and regulations relating to the DCPII, determine the terms and provisions of any agreements made pursuant to the DCPII, and make all other determinations that may be necessary or advisable for the administration of the DCPII.

Eligible participants are able to defer between 2% and 50% percent of their base salary and up to 100% of their annual bonus less required and voluntary payroll deductions in a given plan year. Deferral elections are made by eligible executives in January of each year for amounts to be earned in the following year. The Board may declare a discretionary amount of matching credits for participants deferring compensation, up to a maximum of 6% of compensation. The Board has not awarded any such matching credits to Mr. Doar or Mr. Volovic.

Participants are 100% vested in all deferral and matching accounts under the DCPII at all times. Amounts deferred under the DCPII are credited with earnings at the rate of return generated by the Vanguard mutual fund investment options elected by the participants that are offered in our 401(k) plan. The earnings do not reflect any above-market or preferential rates of return. Participants may change their investment options under the DCPII at any time by contacting Vanguard. Account balances in the DCPII are payable at the election of the participant either in a single lump sum or in monthly, quarterly, or annual installments with a term of between two and ten years. Distributions under the DCPII will not commence prior to the expiration of a six-month period from the date of separation of service or the participant’s death, if earlier.

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CEO Pay Ratio Disclosure

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable SEC rules, the following is a reasonable estimate of the ratio of the annual total compensation of our CEO to the annual total compensation of the median of the Company’s other employees, together with an explanation of the Company’s methodology in calculating the same.

For fiscal year 2022:

•	The annual total compensation of the Median Employee (as defined below) was $42,228 using the applicable average exchange rate for the fiscal year ended October 31, 2022, as reported by the Wall Street Journal.
•	The annual total compensation of the Company’s CEO, as reported in the above Summary Compensation Table, was $2,140,015.
•	The ratio of the annual total compensation of the Company’s CEO to the annual total compensation of the Company’s Median Employee, was reasonably estimated to be 51 to 1.

Because this pay ratio is a reasonable estimate, and because SEC rules allow companies to adopt a variety of methodologies and assumptions and to apply certain exclusions, the pay ratio reported by other companies may not be comparable to the pay ratio reported by the Company.

As permitted by the pay ratio rule, because we did not experience changes in our employee population or employee compensation arrangements during fiscal year 2022 that we reasonably believe would result in a significant change to our pay ratio disclosure, we used the median employee identified in fiscal year 2021 for purposes of calculating the pay ratio disclosure for fiscal year 2022 that is required in this proxy statement.

To identify the Company’s median employee for fiscal year 2021, the Company determined that the Company and its subsidiaries employed approximately 749 employees (excluding the CEO) as of an August 1, 2021, determination date (the “Non-CEO Employee Population”). The Company identified “annual cash compensation” as its consistently applied compensation measure. The Company defined the term “annual cash compensation” as gross amounts of cash compensation paid for the period beginning on January 1, 2020, and ending on December 31, 2020 (the “Measurement Period”), which included salary or hourly wages (including overtime pay), as applicable, plus sales commissions and cash bonuses. For permanent employees within the Non-CEO Employee Population employed by the Company or its subsidiaries for part but not all of the Measurement Period, the Company annualized their cash compensation paid. For permanent employees within the Non-CEO Employee Population employed by the Company or its subsidiaries as of the August 1, 2021, determination date but not employed during the Measurement Period, the Company applied an annual cash compensation equal to $0.

For non-U.S. employees, the annual cash compensation was converted into U.S. currency using the applicable exchange rates as of October 29, 2021 (the last trading date of fiscal year 2021), as reported by The Wall Street Journal. The Company did not apply any cost-of-living adjustments to non-US employees. The Company then sorted the listing of the annual cash compensation of each employee in the Non-CEO Employee Population from lowest to highest and selected the employee at the median (the “Median Employee”). The Company calculated the Median Employee’s total annual compensation for fiscal year 2022 using the same rules that apply to reporting the compensation of our named executive officers in the “Total” column of the Summary Compensation Table listed previously.

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Employment Agreements

On March 15, 2012, following approval by the Compensation Committee, we entered into employment agreements with each of Mr. Volovic, Mr. Doar and Ms. McClelland (such employment agreements as of October 31, 2021, the “employment agreements”). The employment agreements terminated and superseded any previously existing employment-related engagements between the Company and such named executive officers. The current term of employment under each of the employment agreements would end October 31, 2023, with automatic one-year extensions unless either party gives 60-days’ notice prior to the expiration of the then-current term. Ms. Jamison and Mr. Wright are currently not parties to a written employment agreement with the Company.

The employment agreements provide for a minimum base salary, subject to increase or decrease at the discretion of the Company, and a discretionary annual cash bonus. The employment agreements provide that each of the named executive officers is eligible to participate in any employee benefit plans and programs generally made available to our employees.

Each of the employment agreements provides that, if the Company terminates the executive’s employment without Cause (as defined in the employment agreements) or he or she resigns for Good Reason (as defined in the employment agreements) prior to a Change in Control (as defined in the employment agreements), then he or she will be entitled to severance payments (1) in the form of a salary continuation benefit at his or her base salary then in effect for a period of nine months (12 months in the case of the CEO); (2) an additional monthly amount during the severance period equal to 1/12 of the average of the executive’s annual cash bonuses for the preceding three years; and (3) an additional monthly payment during the severance period equal to 140% of the Company’s monthly cost at the time of termination for continuation of health insurance. In order to receive any of the severance payments, the executive must execute a release satisfactory to the Company. If an executive officer’s employment is terminated by the Company without Cause or by the executive for Good Reason within 12 months following a Change in Control, then the executive will be entitled to the severance amounts disclosed in the first sentence of this paragraph for a period of 18 months (24 months in the case of the CEO). In the event of termination of the executive’s employment by reason of death, disability, retirement, termination by the Company for Cause, or termination by the executive for any reason other than Good Reason or for no reason, he or she is entitled to his or her base salary and benefits through the date of termination of employment.

The employment agreements contain certain restrictive covenants prohibiting the executive from competing with the Company, selling products to certain customers, and hiring certain employees for certain periods after termination of employment. The employment agreements also contain provisions protecting our intellectual property and confidential information.

In November 2021, the Compensation Committee approved amendments to the employment agreements between the Company, on the one hand, and Mr. Doar and Mr. Volovic, respectively, to modify the respective severance benefits payable to them upon certain termination of employment events. More specifically, the amendments to the employment agreements: (1) increased the severance period in Mr. Volovic’s employment agreement from nine to 12 months for a termination by the Company without Cause or by Mr. Volovic for Good Reason, in each case outside of a Change in Control event; (2) increased the severance period in Mr. Volovic’s employment agreement from 18 months to 24 months for a termination event by the Company within certain periods after a Change in Control; (3) reduced the severance period in Mr. Doar’s employment agreement from 12 to nine months for a termination by the Company without Cause or by Mr. Doar for Good Reason, in each case outside of a Change in Control event; and (4) reduced the severance period in Mr. Doar’s employment agreement from 24 months to 18 months for a termination event by the Company within certain periods after a Change in Control (as such capitalized terms are defined in their respective employment agreements and described in the footnotes to the Potential Payments upon Termination table set forth below). The amendments to the severance periods set forth in Mr. Doar’s and Mr. Volovic’s employment agreements were based upon the Committee’s discussions with its independent compensation consultant and were intended to bring each of the executive’s relative severance benefits more in line with prevailing market practices for their new respective roles.

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Equity Awards

There are no unvested stock options currently outstanding held by the named executive officers. All stock options outstanding held by the named executive officers as of October 31, 2022, are fully vested and were granted under the Prior Plan. Under the Prior Plan, all stock options held by the named executive officers will terminate upon the first occurrence of (a) the date of termination of employment by the Company for cause, (b) three months after the date on which the executive voluntarily terminates employment for any reason, including retirement (other than death or disability), or on which employment is terminated by the Company without cause (other than within 12 months after a change in control), (c) the expiration of one year after the date on which employment is terminated due to the executive’s death or disability or on which the executive is terminated without cause within 12 months after a change in control, or (d) 10 years from the date of grant.

All currently outstanding restricted shares and PSUs held by the named executive officers were granted under the 2016 Plan. Under the 2016 Plan, a named executive officer’s rights with respect to unvested restricted shares or PSUs will terminate if the executive ceases continuous service for any reason, except in the event of an involuntary termination without cause within 18 months after a change in control that involves (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company (a “Corporate Transaction”). If in connection with a change in control that involves a Corporate Transaction, an executive’s restricted shares and PSUs are not continued, assumed, or replaced, or if an executive’s awards are continued, assumed, or replaced and the executive is involuntarily terminated without cause within 18 months after the Corporate Transaction, unvested restricted shares will vest in full, and unvested PSUs will vest assuming the target level of performance for all performance metrics and the vested portion of the award at that level of performance will be proportionate to the portion of the performance period that has elapsed as of the effective time of the Corporate Transaction. Alternatively, if an executive’s restricted shares or PSUs are not continued, assumed, or replaced in connection with a change in control that involves a Corporate Transaction, the Compensation Committee may provide for the cancellation of the award in exchange for payment to the executive of the amount of consideration that would have been received in the transaction for the number of shares subject to the award.

In addition, in the event of a change in control that does not involve a Corporate Transaction, the Compensation Committee may, in its discretion, take such action as it deems appropriate with respect to unvested restricted shares and PSUs, which may include providing for the cancellation of any award in exchange for payment to the executive of the amount of consideration that would have been received in the change in control for the number of shares subject to the award or making adjustments to any award to reflect the change in control, including the acceleration of vesting in full or in part.

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Potential Payments upon Termination

							Certain
					Termination		Terminations
					Without		Within
					Cause or by		Specified
					Executive		Period After
					for Good		Change in
					Reason		Control or
					Prior to a		Equity
					Change in	Termination	Awards Not
	Resignation	Death	Disability	Retirement	Control	For Cause	Assumed
	($)	($)	($)[1]	($)	($)[2]	($)[2]	($)[2]
Gregory S. Volovic
Severance Pay[3]	-	-	-	-	821,829	-	1,643,658
Deferred Compensation[4]	415,180	415,180	415,180	415,180	415,180	415,180	415,180
Restricted Shares[6]	-	-	-	-	-	-	357,806
Performance Shares[7]	-	106,999	106,999	106,999	106,999	-	663,989
Health Care Coverage[8]	-	-	580,152	-	40,882	-	81,764
Life Insurance[9]	-	1,953,367	-	-	-	-	-
Michael Doar
Severance Pay[11]	-	-	-	-	549,052	-	1,098,104
Deferred Compensation[4]	1,350,261	1,350,261	1,350,261	1,350,261	1,350,261	1,350,261	1,350,261
Stock Options[5]	-	-	-	-	-	-	-
Restricted Shares[6]	-	-	-	-	-	-	382,832
Performance Shares[7]	-	178,348	178,348	178,348	178,348	-	759,294
Health Care Coverage[8]	-	-	378,498	-	30,661	-	61,322
Life Insurance[10]	-	1,092,082	-	-	-	-	-
Sonja K. McClelland
Severance Pay[11]	-	-	-	-	413,206	-	826,412
Stock Options[5]	-	-	-	-	-	-	-
Restricted Shares[6]	-	-	-	-	-	-	282,268
Performance Shares[7]	-	89,174	89,174	89,174	89,174	-	538,348
Health Care Coverage[8]	-	-	371,970	-	42,626	-	85,252
Life Insurance[12]	-	388,000	-	-	-	-	-
HaiQuynh Jamison
Severance Pay[11]	-	-	-	-	46,154	-	46,154
Restricted Shares[6]	-	-	-	-	-	-	33,892
Performance Shares[7]	-	-	-	-	-	-	17,960
Health Care Coverage[8]	-	-	160,002	-	-	-	-
Life Insurance[12]	-	193,000	-	-	-	-	-
Jonathon D. Wright
Severance Pay[11]	-	-	-	-	26,538	-	26,538
Restricted Shares[6]	-	-	-	-	-	-	33,892
Performance Shares[7]	-	-	-	-	-	-	17,960
Health Care Coverage[8]	-	-	175,002	-	-	-	-
Life Insurance[12]	-	219,000	-	-	-	-	-

[1]	“Disability” giving rise to the Company’s right to terminate the employment agreements in question would exist (a) when the executive is deemed disabled and entitled to benefits in accordance with any Company-provided long-term disability insurance policy or plan, if any is applicable, covering the executive; (b) upon the inability of the executive, because of injury, illness, disease or bodily or mental infirmity, to perform, with or without reasonable accommodation, the essential functions of the executive’s job for more than 90 days during any period of 12 consecutive months; or (c) upon the written determination by a physician selected by the Company that, because of an injury, illness, disease, or bodily or mental infirmity, the executive is unable to perform, with or without reasonable accommodation, the essential functions of the executive’s job, and, as of the date of determination, such condition is reasonably expected to last for a period of 90 days or longer after the date of determination, based on the medical information reasonably available to such physician at the time of determination.

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[2]	“Cause” for the Company’s termination of the employment agreement would exist if the executive (a) is convicted of, or pleads no contest to, a felony, (b) engages in fraudulent or dishonest conduct, (c) fails to follow the lawful instructions of a superior or the Company’s Board of Directors, (d) breaches the terms of the employment agreement, (e) violates written policies or procedures, (f) engages in willful misconduct, or (g) misuses alcohol or drugs. “Good Reason” for the executive’s termination of the employment agreement would exist if the Company (a) fails to automatically extend the term of the employment agreement, (b) decreases the executive’s base salary by more than 5% a year unless the decrease is part of a broader cost reduction (and in the case of Mr. Doar, unless such reduction exceeding 5% is in connection with his transition to the Executive Chairman or a different role with the Company), (c) demotes the executive or assigns duties that are inconsistent with the executive’s position, (d) eliminates or materially reduces employee benefits other than as part of a broader cost reduction, (e) requires the executive to relocate more than 30 miles from the Company office at which the executive was based immediately prior to such relocation, (f) materially breaches any material term of the employment agreement, or (g) fails to have the employment agreement assumed as part of a merger or sale of the Company. There are notice and cure provisions with respect to certain grounds for termination for Cause or Good Reason. “Change in Control” means (a) the acquisition of 25% or more of the voting securities of the Company, (b) a majority of the directors of the Company being elected who were not approved by a majority of the persons who were previously serving as directors, or (c) a merger, other reorganization or liquidation involving the Company or a sale of substantially all of the assets of the Company, unless (i) the Company’s shareholders would own 55% or more of the voting power of the successor entity, (ii) no individual person would own 25% or more of the successor entity and (iii) a majority of the directors of the successor entity were directors of the Company. Although Ms. Jamison and Mr. Wright are currently not parties to a written employment agreement with the Company, they would potentially remain eligible for severance pay under the Company’s severance pay policy eligible to all employees, which is based on the length of continuous service and annual wage at the time of termination.

[3]	If the Company terminates Mr. Volovic’s employment without Cause or he resigns for Good Reason prior to a Change in Control, then he will be entitled to severance payments in the form of a salary continuation benefit at base salary then in effect for a period of 12 months; an additional monthly amount during the severance period equal to 1/12 of the average of his annual cash bonuses for the preceding three years; and an additional monthly payment during the severance period equal to 140% of the Company’s monthly cost at the time of termination for continuation of health insurance. If Mr. Volovic’s employment is terminated by the Company without Cause or by him for Good Reason within 12 months following a Change in Control, then he will be entitled to the severance amounts disclosed in the preceding sentence for a period of 24 months.

[4]	Amounts can be paid in lump sum distribution or installments depending on the participant’s election.

[5]	Reflects the excess of the closing price of $23.15 per share for our common stock on October 31, 2022, over the exercise price of vested stock options and unvested stock options that would vest as a result of the specified termination event occurring as of October 31, 2022, multiplied by the number of shares of common stock underlying the stock options. Stock options shall terminate upon the first occurrence of (a) the date of termination of employment by the Company for cause, (b) three months after the date on which the participant voluntarily terminates employment for any reason, including retirement (other than death or disability), or on which employment is terminated by the Company without cause, (c) the expiration of one year after the date on which employment is terminated due to the participant’s death or disability or on which the participant is terminated without cause within 12 months after a change in control or (d) ten years from the date of grant.

[6]	Reflects the value of unvested restricted shares that would vest as a result of the specified termination event occurring as of October 31, 2022, using $23.15 per share. A participant’s rights with respect to the unvested portion of the restricted shares will terminate if a participant ceases continuous service for any reason, except in the event of an involuntary termination without cause within 18 months after a change in control that involves a Corporate Transaction. Generally, if a participant is involuntarily terminated without cause within 18 months after such a change in control, unvested restricted shares will vest in full. Further, if a participant’s unvested restricted shares are not continued, assumed, or replaced in connection with a change in control that involves a Corporate Transaction, such unvested restricted shares will vest in full.

(footnotes continue next page)

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[7]	Reflects the value of unvested PSUs that would vest as a result of the specified termination event occurring as of October 31, 2022, using $23.15 per share. A participant’s rights with respect to unvested PSUs will terminate if a participant ceases continuous service for any reason, except in the event of an involuntarily termination without cause within 18 months after a change in control that involves a Corporate Transaction. Generally, if a participant is involuntarily terminated without cause within 18 months after such a change in control, unvested PSUs will vest assuming the target level of performance for all performance metrics and the vested portion of the award at that level of performance will be proportionate to the portion of the performance period that has elapsed as of the effective time of the Corporate Transaction. Further, if a participant’s unvested PSUs are not continued, assumed, or replaced in connection with a change in control that involves a Corporate Transaction, such PSUs will vest assuming the target level of performance for all performance metrics and the vested portion of the award at that level of performance will be proportionate to the portion of the performance period that has elapsed as of the effective time of the Corporate Transaction.

[8]	“Health Care Coverage” includes the following: (a) in the event of a termination due to Disability, payments and the market value of any supplemental disability insurance or plans for which the executive would have been entitled, if such termination occurred on October 31, 2022, and that either discriminate in scope, terms or operation, in favor of the executive, or that are not generally otherwise available to all salaried employees; and (b) in the event of a termination by the Company without Cause or by the executive for Good Reason, an amount equal to 140% of the “COBRA Premium Rate” during the applicable “Severance Period.” For purposes of the foregoing, (y) the term “COBRA Premium Rate” means the monthly amount charged, as of the termination date, for COBRA continuation coverage options and coverage levels applicable to the executive and the executive’s covered dependents immediately prior to the termination date; and (z) the term “Severance Period” means (i) with respect to a termination without Cause by the Company or by the executive for Good Reason, a period of nine months after employment termination for Mr. Doar and Ms. McClelland and a period of 12 months for Mr. Volovic; and (ii) with respect to a termination without Cause by the Company or by the executive for Good Reason within 12 months after a Change in Control, a period of 18 months for Mr. Doar and Ms. McClelland and a period of 24 months for Mr. Volovic.

[9]	Amount includes $2,000,000 maximum benefit for term life and accidental death insurance policies, less cumulative premiums paid by the Company.

[10]	Amount includes split-dollar life insurance payment of two times annual salary plus one times bonus, less cumulative premiums paid by the Company, and $870,000 maximum benefit for term life and accidental death insurance policies.

[11]	If the Company terminates the executive’s employment without Cause or he or she resigns for Good Reason prior to a Change in Control, then he or she will be entitled to severance payments in the form of a salary continuation benefit at base salary then in effect for a period of nine months; an additional monthly amount during the severance period equal to 1/12 of the average of the executive’s annual cash bonuses for the preceding three years; and an additional monthly payment during the severance period equal to 140% of the Company’s monthly cost at the time of termination for continuation of health insurance. If the executive’s employment is terminated by the Company without Cause or by the executive for Good Reason within 12 months following a Change in Control, then he or she will be entitled to the severance amounts disclosed in the preceding sentence for a period of 18 months. Although Ms. Jamison and Mr. Wright are currently not parties to a written employment agreement with the Company, they would potentially remain eligible for severance pay under the Company’s severance pay policy eligible to all employees, which is based on the length of continuous service and annual wage at the time of termination.

[12]	Amounts include life insurance of one-time annual salary, rounded to the nearest thousand, up to a maximum annual salary of $400,000 under accidental death insurance policy.

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Compensation of Directors

DIRECTOR COMPENSATION TABLE

	Fees Earned or Paid in Cash	Stock Awards	Total
	($)	($)[1]	($)
Thomas A. Aaro	37,500	79,982	117,482
Cynthia Dubin	42,500	79,982	122,482
Timothy J. Gardner	45,000	79,982	124,982
Jay C. Longbottom	37,500	79,982	117,482
Richard Porter	57,500	79,982	137,482
Janaki Sivanesan	47,500	79,982	127,482

[1]	Amounts reflect the grant date fair value of restricted shares issued to each non-employee director during the year ended October 31, 2022, calculated in accordance with ASC 718. Each non-employee director received 2,319 restricted shares on March 10, 2022, the date of our 2022 Annual Meeting of Shareholders. The grant date fair value is calculated by multiplying the closing price of our common stock on Nasdaq on the date of grant, which was $34.49, by the number of restricted shares awarded. The restricted shares vest one year from the date of grant or upon the Company’s next Annual Meeting of Shareholders, whichever is earlier.

In fiscal year 2022, we paid our directors as follows: (1) the quarterly retainer for all non-employee directors was $11,250, (2) the Presiding Independent Director quarterly retainer was $3,750, and (3) the fair market value of the annual grant of restricted shares to non-employee directors was $79,982. In addition to the quarterly retainer for all non-employee members of the Board, we paid the chair of the Audit Committee a quarterly retainer of $2,500, the chair of the Compensation Committee a quarterly retainer of $1,875, and each Audit Committee member a quarterly retainer of $1,250. We also paid our directors’ travel expenses incurred to attend Board meetings, which are not included in the Director Compensation Table above.

Mr. Doar’s compensation and Mr. Volovic’s compensation for fiscal year 2022 are set forth in the Summary Compensation Table and the preceding tables and narrative. Mr. Doar and Mr. Volovic are not included in this table because they did not receive any additional compensation for their services as directors.

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PROPOSAL 3. ADVISORY SAY-ON-FREQUENCY VOTE

The third proposal to be considered at the 2023 Annual Meeting is the advisory vote for shareholders to express a preference for the frequency as to which we hold future shareholder say-on-pay votes, which is required pursuant to Section 14A of the Exchange Act. Companies subject to say-on-pay rules are required to: (1) at least once every three calendar years, hold an advisory shareholder say- on-pay vote and (2) at least once every six calendar years, hold an advisory shareholder say-on- frequency vote regarding whether shareholders prefer to conduct their advisory say-on-pay vote annually, biannually, or triennially. When we conducted our last two say-on-frequency votes at our Annual Meeting of Shareholders in each of 2011 and 2017, our shareholders expressed a preference to conduct say-on-pay votes on an annual basis. Consistent with that preference, since that time, we have continued to hold the advisory shareholder say-on-pay vote annually. The Board of Directors has not observed any reason why the previously expressed shareholder preferences should not continue to govern and notes that market practice is for annual say-on-pay votes. The Board also believes that holding a vote every year allows our shareholders to provide timely input on the Company’s executive compensation program and is consistent with the Company’s efforts to engage in an ongoing dialogue with shareholders on executive compensation and corporate governance matters. As a result, the Board has determined to recommend that shareholders vote in favor of holding the say-on-pay vote on an annual basis.

As required, we are requesting shareholder input at the 2023 Annual Meeting on how often we should solicit future advisory shareholder say-on-pay votes with respect to our executive compensation. Shareholders may (1) vote in favor of holding the say-on-pay vote on an annual basis (i.e., once every 1 year), (2) vote in favor of holding the say-on-pay vote biannually (i.e., once every 2 years), (3) vote in favor of holding the say-on-pay vote triennially (i.e., once every 3 years), or (4) abstain from voting.

Because it is advisory, the results of the say-on-frequency vote are not binding upon the Board of Directors. The Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders. However, as was the case with the results of the say-on-frequency vote at the Annual Meeting of Shareholders in each of 2011 and 2017, we expect that the Board of Directors and the Compensation Committee will consider the outcome of this vote when determining how often to conduct the advisory shareholder say-on-pay vote in future years. We will hold the Company’s next say-on-frequency vote at the 2029 Annual Meeting of Shareholders.

The Board of Directors recommends a vote for “ANNUAL” frequency of the advisory shareholder say-on-pay vote with respect to executive compensation.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of January 6, 2023, regarding beneficial ownership of our common stock held by each director, director nominee, and named executive officer; by all current directors and executive officers as a group; and by all persons who are known to be beneficial owners of more than 5% of our common stock. Each such person has sole voting and investment power with respect to such securities, except as otherwise noted. The percentage ownership amounts are calculated using the number of shares of our common stock outstanding on January 6, 2023.

Directors and Officers
	Shares Owned		% Ownership
Thomas A. Aaro	13,730	[1]	*
Michael Doar	173,950	[2]	2.6%
Cynthia Dubin	7,955	[1]	*
Timothy Gardner	11,122	[1]	*
Jay C. Longbottom	13,730	[1]	*
Richard Porter	10,132	[1]	*
Janaki Sivanesan	25,021	[3]	*
Gregory S. Volovic	74,294	[4]	1.1%
Sonja K. McClelland	66,517	[5]	1.0%
HaiQuynh Jamison	3,166	[6]	*
Jonathon D. Wright	3,161	[6]	*
Executive officers and directors as a group (11 persons)	402,778		6.0%

Other Beneficial Owners

Name and Address
Royce & Associates LP
745 Fifth Avenue, New York, NY, 10151	905,804	[7]	13.5%
Polar Asset Management Partners, Inc.
16 York Street, Suite 2900, Toronto, A6 M5J0E6	831,243	[8]	12.4%
Dimensional Fund Advisors LP
6300 Bee Cave Road, Austin, TX 78746	532,350	[9]	7.9%
FMR LLC
245 Summer Street, Boston, MS 02210	497,296	[10]	7.4%

*	Less than one (1) percent.
[1]	Includes 2,319 unvested shares of restricted stock.
[2]	Includes 16,384 unvested shares of restricted stock.
[3]	Includes 2,319 unvested shares of restricted stock and 34 shares held by an immediate family member of Ms. Sivanesan.
[4]	Includes 19,958 unvested shares of restricted stock.
[5]	Includes 13,412 unvested shares of restricted stock.
[6]	Includes 1,724 unvested shares of restricted stock.
[7]	Based solely on information supplied by the beneficial owner on Schedule 13G/A filed with the SEC on January 21, 2022.
[8]	Based solely on information supplied by the beneficial owner on Form 13F for the quarter ended September 30, 2022, which was filed with the SEC in November 2022.
[9]	Based solely on information supplied by the beneficial owner on Schedule 13G/A filed with the SEC on February 8, 2022.
[10]	Based solely on information supplied by the beneficial owner on Schedule 13G filed with the SEC on February 9, 2022.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of the three directors named below. The Board of Directors and the Audit Committee have determined that the Committee’s current composition satisfies the Nasdaq listing requirements, including the requirement that all Audit Committee members be “independent directors” as defined by Nasdaq rules. The Board of Directors annually reviews the independence of the Audit Committee members under both (1) Nasdaq rules and the SEC’s definition of independence for Audit Committee members and (2) the independence requirements in our Corporate Governance Principles. The Board has determined that Ms. Dubin and Ms. Sivanesan each meet the SEC’s definition of an “Audit Committee financial expert.”

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to shareholders and others, the system of internal controls that management has established, and the audit process. In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, management, internal auditors, and the independent auditors.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended October 31, 2022, with the Company’s management. The Audit Committee has discussed with RSM US LLP (“RSM”), the Company’s independent registered public accounting firm, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from RSM required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with RSM the independence of that firm.

The members of the Audit Committee have also confirmed that there have been no new circumstances or developments since their appointment to the Committee that would impair any member’s ability to act independently.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022, for filing with the SEC.

Janaki Sivanesan, Chairperson
Cynthia Dubin
Richard Porter

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PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed RSM as our independent registered public accounting firm for fiscal year 2023. The Board is submitting the appointment of RSM for ratification in order to permit shareholders to express their approval or disapproval. In the event of a negative vote, the Audit Committee may reconsider this appointment. Representatives of RSM are expected to be present at the meeting and will be given an opportunity to respond to questions and make a statement, if they desire.

The Board of Directors recommends a vote "FOR" the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2023.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Non-Audit Fees

The following table sets forth fees paid to RSM for the services provided during fiscal years 2022 and 2021:

	Fiscal Year 2022	Fiscal Year 2021
Audit Fees[1]	$1,004,320	$1,002,822
Audit-Related Fees[2]	19,110	15,000
Tax Fees[3]	237,795	186,302
All Other Fees[4]	311,000	-
TOTAL	$1,572,225	$1,204,124

[1]	Represents fees for professional services provided in connection with the audit of annual financial statements, the review of quarterly financial statements, and the audit of internal controls over financial reporting.
[2]	Represents fees for employee benefit plan audits.
[3]	Represents fees for services provided in connection with tax compliance and tax planning.
[4]	Represents fees for other non-audit services.

Pre-Approval Policy

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. For fiscal years 2022 and 2021, all of the fees reported above as Audit Fees, Audit-Related Fees, Tax Fees, and All Other Fees were pre-approved by the Audit Committee. The Audit Committee has concluded that the provision of the services listed above is compatible with maintaining RSM’s independence.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Under our Code of Business Conduct and Ethics, which is available on our website at www.hurco.com/investors under “Corporate Governance,” our directors, officers, and employees are not permitted to conduct business on our behalf with a member of his or her family, or a business organization with which he or she or a family member has an interest or employment relationship that could be considered significant in terms of potential conflict of interest, unless such business dealings have been disclosed to, and approved by, our Audit Committee.

Further, under our Audit Committee’s charter, which is available on our website at www.hurco.com/investors under “Corporate Governance,” our Audit Committee must review and approve all related person transactions in which any director, director nominee, executive officer, or significant shareholder of the Company, or any of their immediate family members, has a direct or indirect material interest.

We had no related person transactions during fiscal year 2022.

SHAREHOLDER PROPOSALS FOR OUR 2024 ANNUAL MEETING

The date by which shareholder proposals must be received by us for inclusion in proxy materials relating to the 2024 Annual Meeting of Shareholders is September 25, 2023.

Our By-Laws provide that shareholders are required to give us advance notice of any business to be brought by a shareholder before an annual shareholders’ meeting. For business to be properly brought by a shareholder before an Annual Meeting of Shareholders, the shareholder must give timely written notice thereof to our Corporate Secretary. In order to be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than sixty days prior to the meeting. In the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. The notice must contain specified information about the proposed business and the shareholder making the proposal. These procedures apply to any matter other than nomination of directors that a shareholder wishes to raise at the 2024 Annual Meeting of Shareholders, including those matters raised pursuant to 17 C.F.R. §240.14a-8 of the rules and regulations of the SEC.

Shareholders who wish to nominate a candidate for election as a director without the recommendation of the Nominating and Governance Committee must provide timely written notice thereof to our Corporate Secretary. In order to be timely, a shareholder’s notice must be delivered to or mailed and received by dates explained in the preceding paragraph with respect to shareholder proposals. In addition, the notice must contain additional information concerning the shareholder, the nominee, and any “Shareholder Associated Person,” the nominee’s consent to the nomination, an executed questionnaire in a form signed by our directors, nominees and representatives, and an agreement establishing that there is no undisclosed understanding with respect to the nominee’s conduct as a director.

In addition to satisfying the foregoing requirements, in order to comply with the universal proxy rules, a shareholder who intends to solicit proxies in support of director nominees for election at the 2024 Annual Meeting of Shareholders, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than January 9, 2024.

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Any shareholder proposals or nominations that do not meet the previously noted requirements will be considered untimely, and any proxy solicited by us may confer discretionary authority to vote on such proposal or nominee. A copy of our By-Laws is available upon request and may also be obtained on the SEC’s website at www.sec.gov. Such requests and any shareholder proposals or nominations should be sent to Jonathon D. Wright, Corporate Secretary, Hurco Companies, Inc., One Technology Way, P.O. Box 68180, Indianapolis, Indiana 46268, our principal executive offices.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Exchange Act that may incorporate future filings (including this proxy statement, in whole or in part), the preceding Report of the Audit Committee and the Report of the Compensation Committee shall not be incorporated by reference in any such filings.

ANNUAL REPORT ON FORM 10-K

We have filed our Annual Report on Form 10-K for the fiscal year ended October 31, 2022, with the SEC. Shareholders may obtain a copy of the Annual Report on Form 10-K, free of charge, by writing to Jonathon D. Wright, Corporate Secretary, Hurco Companies, Inc., One Technology Way, P.O. Box 68180, Indianapolis, Indiana 46268. A copy of the Annual Report on Form 10-K can also be obtained at www.hurco.com/investors =under “Proxy Materials.”

OTHER BUSINESS

The Board knows of no other matters that may be presented at the 2023 Annual Meeting. If any other matters should properly come before the 2023 Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their business judgment on such matters.

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CORRESP

HURCO® VOTE

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Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on March 8, 2023.

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2023 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees, FOR Proposals 2 and 4, and for ANNUAL frequency on Proposal 3.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Thomas A. Aaro	☐	☐	02 - Michael Doar	☐	☐	03 - Cynthia Dubin	☐	☐
04 - Timothy J. Gardner	☐	☐	05 - Jay C. Longbottom	☐	☐	06 - Richard Porter	☐	☐
07 - Janaki Sivanesan	☐	☐	08 - Gregory S. Volovic	☐	☐			

	For	Against	Abstain
2. Advisory vote on executive compensation.	☐	☐	☐
4. Appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2023.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. Advisory vote on frequency of advisory vote on executive compensation.	☐	☐	☐	☐

5. Such other business as may properly become before the meeting or any adjournments thereof.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03OG2B

3.Advisoryvoteonfrequencyofadvisoryvoteonexecutivecompensation.2 Y e a r s 3 Y e a r s A b s t a i n 1 Y e a r 01-ThomasA.Aaro04-TimothyJ.Gardner07-JanakiSivanesan02-MichaelDoar 05-JayC.Longbottom 08-GregoryS.Volovic03-CynthiaDubin 06-RichardPorter F o r W i t h h o l d F o r W i t h h o l d F o r W i t h h o l d 1UPX Usingab l a c k i n k pen,markyourvoteswithanX asshowninthisexample.Pleasedonotwriteoutsidethedesignatedareas. 03QG2B ++P r o p o s a l s — T h e B o a r d o f D i r e c t o r s r e c o m m e n d s a v o t e F O R a l l n o m i n e e s , F O R P r o p o s a l s 2 a n d 4 , a n d f o r A N N U A L f r e q u e n c y o n P r o p o s a l 3 .. A 2.Advisoryvoteonexecutivecompensation.1.ElectionofDirectors:F o r A g a i n s t A b s t a i n Pleasesignexactlyasname(s)appearshereon.Jointownersshouldeachsign.Whensigningasattorney,executor,administrator,corporateofficer,trustee,guardian,orcustodian,pleasegivefulltitle.Signature1—Pleasekeepsignaturewithinthebox.Signature2—Pleasekeepsignaturewithinthebox.Date(mm/dd/yyyy)—Pleaseprintdatebelow. A u t h o r i z e d S i g n a t u r e s — T h i s s e c t i o n m u s t b e c o m p l e t e d f o r y o u r v o t e t o c o u n t .. P l e a s e d a t e a n d s i g n b e l o w .. B 4.AppointmentofRSMUSLLPasourindependentregisteredpublicaccountingfirmforthefiscalyearendingOctober31,2023.5.Suchotherbusinessasmayproperlybecomebeforethemeetingoranyadjournmentsthereof. qI F V O T I N G B Y M A I L , S I G N , D E T A C H A N D R E T U R N T H E B O T T O M P O R T I O N I N T H E E N C L O S E D E N V E L O P E .. q2 0 2 3 A n n u a l M e e t i n g P r o x y C a r d Youmayvoteonlineorbyphoneinsteadofmailingthiscard. O n l i n e Gotow w w .. i n v e s t o r v o t e .. c o m / H U R C orscantheQRcode—logindetailsarelocatedintheshadedbarbelow.S a v e p a p e r , t i m e a n d m o n e y ! S i g n u p f o r e l e c t r o n i c d e l i v e r y a t w w w .. i n v e s t o r v o t e .. c o m / H U R C P h o n e Calltollfree1-800-652-VOTE(8683)withintheUSA,USterritoriesandCanada V o t e s s u b m i t t e d e l e c t r o n i c a l l y m u s t b e r e c e i v e d b y 1 1 : 5 9 p .. m .. , E a s t e r n T i m e , o n M a r c h 8 , 2 0 2 3 .. Y o u r v o t e m a t t e r s – h e r e ’ s h o w t o v o t e !

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Hurco Companies, Inc.

Notice of 2023 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — March 9, 2023 Eastern Time

The undersigned hereby appoints as proxies Michael Doar and Richard Porter, or either of them, with full power of substitution, to vote all shares of common stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Hurco Companies, Inc., to be held at Hurco's Corporate Office, One Technology Way, Indianapolis, Indiana 46268, at 10:00 a.m. Eastern Time, on Thursday, March 9, 2023, and any adjournments thereof, upon the matters on the reverse side and, in their judgment and discretion, upon such other business as may properly come before the meeting.

Only shareholders of record as of close of business on January 13, 2023, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for approval of one or more of the matters listed on the reverse side at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies. If you do not expect to attend the Annual Meeting, please mark, sign, and date the enclosed proxy and return it in the enclosed return envelope, which requires no postage if mailed within the United States, or vote your shares via the Internet or by telephone as described on the reverse side.

The shares represented by this Proxy, unless otherwise specified, shall be voted FOR all nominees, FOR Proposals 2 and 4, and for ANNUAL frequency on Proposal 3.

PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

C Non-Voting Items

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S m a l l s t e p s m a k e a n i m p a c t .. Helptheenvironmentbyconsentingtoreceiveelectronicdelivery,signupatwww.investorvote.com/HURCN o t i c e o f 2 0 2 3 A n n u a l M e e t i n g o f S h a r e h o l d e r s P r o x y S o l i c i t e d b y B o a r d o f D i r e c t o r s f o r A n n u a l M e e t i n g — M a r c h 9 , 2 0 2 3 E a s t e r n T i m e T h e u n d e r s i g n e d h e r e b y a p p o i n t s a s p r o x i e s M i c h a e l D o a r a n d R i c h a r d P o r t e r , o r e i t h e r o f t h e m , w i t h f u l l p o w e r o f s u b s t i t u t i o n , t o v o t e a l l s h a r e s o f c o m m o n s t o c k t h a t t h e u n d e r s i g n e d i s e n t i t l e d t o v o t e a t t h e A n n u a l M e e t i n g o f S h a r e h o l d e r s o f H u r c o C o m p a n i e s , I n c .. , t o b e h e l d a t H u r c o ’ s C o r p o r a t e O f f i c e , O n e T e c h n o l o g y W a y , I n d i a n a p o l i s , I n d i a n a 4 6 2 6 8 , a t 1 0 : 0 0 a .. m .. E a s t e r n T i m e , o n T h u r s d a y , M a r c h 9 , 2 0 2 3 , a n d a n y a d j o u r n m e n t s t h e r e o f , u p o n t h e m a t t e r s o n t h e r e v e r s e s i d e a n d , i n t h e i r j u d g m e n t a n d d i s c r e t i o n , u p o n s u c h o t h e r b u s i n e s s a s m a y p r o p e r l y c o m e b e f o r e t h e m e e t i n g .. O n l y s h a r e h o l d e r s o f r e c o r d a s o f c l o s e o f b u s i n e s s o n J a n u a r y 1 3 , 2 0 2 3 , a r e e n t i t l e d t o n o t i c e o f a n d t o v o t e a t t h e A n n u a l M e e t i n g o r a n y a d j o u r n m e n t s t h e r e o f .. I n t h e e v e n t t h e r e a r e n o t s u f f i c i e n t v o t e s f o r a p p r o v a l o f o n e o r m o r e o f t h e m a t t e r s l i s t e d o n t h e r e v e r s e s i d e a t t h e t i m e o f t h e A n n u a l M e e t i n g , t h e A n n u a l M e e t i n g m a y b e a d j o u r n e d i n o r d e r t o p e r m i t f u r t h e r s o l i c i t a t i o n o f p r o x i e s .. I f y o u d o n o t e x p e c t t o a t t e n d t h e A n n u a l M e e t i n g , p l e a s e m a r k , s i g n , a n d d a t e t h e e n c l o s e d p r o x y a n d r e t u r n i t i n t h e e n c l o s e d r e t u r n e n v e l o p e , w h i c h r e q u i r e s n o p o s t a g e i f m a i l e d w i t h i n t h e U n i t e d S t a t e s , o r v o t e y o u r s h a r e s v i a t h e I n t e r n e t o r b y t e l e p h o n e a s d e s c r i b e d o n t h e r e v e r s e s i d e .. T h e s h a r e s r e p r e s e n t e d b y t h i s P r o x y , u n l e s s o t h e r w i s e s p e c i f i e d , s h a l l b e v o t e d F O R a l l n o m i n e e s , F O R P r o p o s a l s 2 a n d 4 , a n d f o r A N N U A L f r e q u e n c y o n P r o p o s a l 3 .. P L E A S E V O T E , D A T E , A N D S I G N O N R E V E R S E S I D E A N D R E T U R N P R O M P T L Y I N T H E E N C L O S E D E N V E L O P E .. H u r c o C o m p a n i e s , I n c .. qI F V O T I N G B Y M A I L , S I G N , D E T A C H A N D R E T U R N T H E B O T T O M P O R T I O N I N T H E E N C L O S E D E N V E L O P E .. q C h a n g e o f A d d r e s s —Pleaseprintnewaddressbelow. C o m m e n t s —Pleaseprintyourcommentsbelow. N o n - V o t i n g I t e m s C ++I m p o r t a n t n o t i c e r e g a r d i n g t h e I n t e r n e t a v a i l a b i l i t y o f p r o x y m a t e r i a l s f o r t h e A n n u a l M e e t i n g o f S h a r e h o l d e r s .. T h e m a t e r i a l i s a v a i l a b l e a t : w w w .. h u r c o .. c o m / p r o x y m a t e r i a l s